Exhibit 10.16

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

MASTER PRODUCTION SERVICES AGREEMENT

THIS MASTER PRODUCTION SERVICES AGREEMENT, entered into and effective November 3, 2022 (the “Effective Date”), is by and between SAFC CARLSBAD, INC., a California corporation located at 6211 El Camino Real, Carlsbad, CA 92009 (“PROVIDER”), and Candel Therapeutics, Inc., a Delaware corporation located at 117 Kendrick St., Suite 450, Needham, MA 02494 (“CLIENT”). PROVIDER and CLIENT may be referred to individually as “party” and collectively as “parties”.

WHEREAS, CLIENT desires that PROVIDER or its Affiliates, as applicable, conduct certain development, production, manufacturing, and/or contract testing services from time to time during the term of this Agreement; and

WHEREAS, PROVIDER and CLIENT desire to establish initially herein general terms and conditions governing the conduct of such services;

WHEREAS, prior to the Effective Date, the parties entered into a Manufacturability and Gap Assessment and related Terms and Conditions (collectively, the “MGA”) to authorize PROVIDER to commence providing certain preliminary Services while this Master Production Services Agreement was being negotiated and executed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Article 1
- DEFINITIONS

As used herein, the following capitalized terms shall have the meanings set forth below:

1.1.
“Affiliate(s)” means any legal entity that directly or indirectly controls, is controlled by, or is under common control with a party, for as long as such control exists. “Control”, “controlled by” and “under common control” as used in this definition refers (a) to the ownership, directly or indirectly, of more than [***] of the outstanding voting securities or the capital stock of, or other comparable equity or ownership interest in the respective legal entity, or (b) in the absence of such ownership interest, to the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the respective legal entity, by contract or otherwise.
1.2.
“Agency” means (a) any regulatory or health authority in the US or in other countries, including the US Food and Drug Administration or any successor entity thereto (“FDA”) and the European Medicines Agency or any successor entity thereto, and (b) if applicable to a particular Task Order, the relevant government regulatory authority or authorities in countries outside of the United States responsible for the conduct of clinical research studies and/or approval of pharmaceutical products necessary for the manufacture, marketing, importation and sale of such pharmaceutical products and, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of such pharmaceutical products in such country or regulatory jurisdiction.

1.3.
“Agreement” means, collectively, this Master Production Services Agreement, its Exhibits, any Task Orders and any other documents incorporated herein by reference, including the Quality Agreement(s).
1.4.
“Batch” means a specific quantity of Drug Substance or Drug Product, as applicable in the given context, that is intended to have uniform character and quality within specified limits and is produced according to a single cycle of Manufacture and may be comprised of multiple Batch Records.
1.5.
“Batch Record” (also sometimes referred to as “Manufacturing Batch Record” (“MBR”) or “Batch Production Record” (“BPR”)) means a Manufacturing record for a Batch generated by PROVIDER concurrently with the production of a specific Batch such that successive steps in such processes, including methods, are documented.
1.6.
“Business Partners” means any entity which is not an Affiliate of CLIENT and that has a business relationship or collaboration with CLIENT or its Affiliates.
1.7.
“cGLP” means the then-current standards for laboratory activities for pharmaceuticals, as are required by Agencies, including the regulatory authorities of Europe, the United States and Japan, including 21 C.F.R. part 58, 21 CFR 320.29, and EC Directives 87/18/EEC, 88/320/EEC and 1999/11/EC, in each case, as amended from time to time and any relevant international standards or principles such as those adopted by the Organization for Economic Co-operation and Development.
1.8.
“cGMP” shall mean then current good manufacturing practices pursuant to (a) the FDC Act, (b) U.S. regulations in Title 21 of the U.S. Code of Federal Laws Parts 210, 211, 600 and 610, (c) the EC Guide to Good Manufacturing Practice for Medicinal Products, v.4, including relevant sections of DIR 2003/94/EC, and (d) International Conference on Harmonization (ICH) Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, in each case as in effect and as may be amended or replaced from time to time.
1.9.
“Certificate of [***]” means the certificate issued by [***].
1.10.
“Certificate of [***]” means the certificate issued by [***].
1.11.
“CFR” means the U.S. Code of Federal Laws.
1.12.
“CLIENT Equipment” means Project Equipment that is specified in the Task Order as to be supplied by CLIENT or that CLIENT requires PROVIDER to obtain for the Project (at CLIENT’S cost).
1.13.
“CLIENT Materials” means those Project Materials that are specified in the Task Order as being supplied by CLIENT, or that CLIENT requires PROVIDER to obtain for the Project pursuant to Section 2.2(a) or Section 4.4.
1.14.
“CLIENT Technology” means information and know-how, techniques, processes, and other technology, whether or not patentable or copyrightable, and associated intellectual property that CLIENT or its Affiliates owns or has rights to, and is provided to PROVIDER to perform the Services. CLIENT Technology includes manufacturing methods, Specifications, the packaging components, the CMC, the production monograph, the Master Batch Records and testing methods that have been disclosed by, or on behalf of, CLIENT or its Affiliates to PROVIDER or its Affiliates under the terms of this Agreement or before the execution of this Agreement pursuant to any confidentiality agreement, feasibility study agreement, manufacturing agreement, or will be disclosed to PROVIDER or to its Affiliate after the execution of this Agreement, or are developed by, or on behalf of PROVIDER or its Affiliates for CLIENT or its Affiliates. CLIENT Technology also includes all CLIENT Inventions.
1.15.
“CMC” means the chemistry, manufacturing, and controls section(s) and data in any Health Registration(s) that covers the chemical composition of a given Product and its components and the control and Manufacturing process for any Products and their components, including the Drug Substance or Drug Product, as may be amended or supplemented from time to time.
1.16.
“Confidential Information” means CLIENT Confidential Information and/or PROVIDER Confidential Information, as the case may be.
1.17.
“Convicted Entity” means an entity who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §1320a - 7(a) or otherwise convicted under the corresponding Law of another jurisdiction, but has not yet been excluded, debarred, suspended or otherwise declared ineligible.
1.18.
“Convicted Individual” means an individual who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §1320a - 7(a) or otherwise convicted under the corresponding Law of another jurisdiction, but has not yet been excluded, debarred, suspended or otherwise declared ineligible.
1.19.
“Debarred Entity” means a corporation, partnership, entity or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) or otherwise debarred under the corresponding Law of another jurisdiction from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.
1.20.
“Debarred Individual” means an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335 (a) or (b) or otherwise debarred under the corresponding Law of another jurisdiction from providing services in any capacity to a person that has an approved or pending drug product application.
1.21.
“Deliverables” means the item (interim and/or final), including any applicable data, records, and reports, to be provided by PROVIDER to CLIENT as part of a Task Order, and to be delivered to CLIENT, all in accordance with the relevant Task Order and this Agreement, and which may include Drug Product, Drug Substance or Product .
1.22.
“Drug Substance” means, with respect to a given Product, the bulk intermediate or active pharmaceutical ingredient identified in the applicable Task Order.
1.23.
“Drug Product” means, with respect to a given Product, the final drug product for such Product, in its final container closure, whether or not labeled, and identified in the applicable Task Order.
1.24.
“Effective Date” means, for this Master Production Services Agreement, the date set forth in the preamble of this Master Production Services Agreement, and for each Project defined in a Task Order, the date specified as the “Effective Date” or the like in said Task Order.
1.25.
“Excluded Entity” means (a) an entity who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (“OIG/HHS”) of the Department of Health and Human Services, or (b) who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the United States General Services Administration (“GSA”), or otherwise excluded, debarred, suspended or is otherwise ineligible under the corresponding Law of another jurisdiction.

1.26.
“Excluded Individual” means (a) an individual who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the OIG/HHS, or (b) who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the GSA, or otherwise excluded, debarred, suspended or is otherwise ineligible under the corresponding Law of another jurisdiction.
1.27.
“Facility” means the PROVIDER or its Affiliate location at which any Services are being performed. Such term includes all of the equipment, machinery and facilities of the PROVIDER at such location that are used to perform the Services or in the Manufacturing and storage of such Product.
1.28.
“FDC Act” means the U.S. Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§301-397, together with any regulation or guidance promulgated thereunder, in each case as amended from time to time.
1.29.
“Health Registration” means the technical, medical and scientific licenses, registrations, authorizations and/or approvals of a Product that are required by any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local Agency or other governmental entity, for the Manufacture, use or sale of the subject Product. For clarity, Health Registrations shall exclude any Permits specific to the Facility.
1.30.
“Laws” means any and all laws, rules, regulations, ordinances, statutes, codes, guidelines, guidances, treaties, judgments, decrees, directives, injunctions, requirements and court orders of any kind whatsoever of any governmental entity (including any Agency) applicable to a party’s activities hereunder, as amended from time to time, including cGLP, cGMP (if applicable), the ICH guidelines and regulations, the U.S Foreign Corrupt Practices Act (FCPA), and the FDC Act, governing the performance of the Services in the country or countries in which the Services are conducted or otherwise applicable to a party’s performance in connection with this Agreement. Any reference to a particular law or regulation will be interpreted to include any revision of or successor to such statute, law, rule or regulation regardless of how it is numbered or classified.
1.31.
“Manufacture,” “Manufactured,” or “Manufacturing” means any and all processes of cell banking, manufacturing and/or blending of CLIENT Materials, including compounding, component and/or intermediary preparation, production, packaging, labeling, testing, inspecting, quality control, storage, and preparing for shipment of Deliverable, which may include Product, in accordance with the Technical Specifications and other requirements of this Agreement.
1.32.
“Master Batch Record” means the document, which shall be mutually agreed to by both parties, containing the Technical Specifications and instructions for the Manufacture and quality assurance of Product, as such may be amended by the parties in accordance with the terms hereof.
1.33.
“Permit” means any application, accreditation, permit, authorization, license, approval, registration, franchise, certificate, permission, exemption, consent, variance (including zoning variance approval), or equivalent decision or document of, from, or required or issued by, any Agency or under any Law for the operation of the Facility or the Manufacture of Product by PROVIDER at the Facility, as amended or supplemented from time to time.
1.34.
“Process Development Services” mean the conduct by PROVIDER of activities to develop, confirm and/or refine processes for producing the Deliverable and/or activities to develop and/or scale-up a Manufacturing process suitable for cGMP Manufacture of the Product. Any and all improvements to the Manufacturing process shall constitute CLIENT Technology.

1.35.
“Product” means the pharmaceutical product to be Manufactured by PROVIDER as described in a given Task Order.
1.36.
“Production Records” means all documentation, Records, required retain samples, Batch Records, Technical Specifications, databases or other work product generated by PROVIDER during and in connection with a Project.
1.37.
“Project” means an individual clinical production or laboratory testing project for which PROVIDER is engaged by CLIENT to perform Services and “Projects” means, collectively, all such Projects.
1.38.
“Project Equipment” means all equipment necessary to perform the Project and deliver the Deliverable.
1.39.
“Project Initiation Date” means the date identified as such on the Task Order as the mutually agreed upon target date for initiation of the Project.
1.40.
“Project Materials” means all cell banks, virus banks, compounds, materials, supplies or other substances necessary to perform the Project and deliver the Deliverable.
1.41.
“PROVIDER Technology” means certain background knowledge, know how, analytical methods, personnel data, financial information, production notes, computer technical expertise and software which: (a) is independently developed by PROVIDER at any time without use of, reliance on, or reference to CLIENT Technology or CLIENT Confidential Information, including any of the foregoing which relates generally to PROVIDER’S business operations and/or scientific expertise and/or experience in the development, production, and manufacture of products and/or services; and/or (b) arises out of or relates to PROVIDER Technology without use of, reliance on, or reference to CLIENT Technology or CLIENT Confidential Information. PROVIDER Technology is wholly owned by PROVIDER. PROVIDER may utilize PROVIDER Technology to complete the Service(s) set forth in this Agreement. Except as expressly set forth herein, PROVIDER does not grant any right, title or interest in PROVIDER Technology by virtue of the instant Agreement and/or the performance of any Services in connection with this Agreement, whether or not patentable or copyrightable, and associated intellectual property. PROVIDER Technology shall in no case be deemed to include or encompass any CLIENT Technology.
1.42.
“Quality Agreement” means the quality agreement which will be executed between PROVIDER and CLIENT and a quality agreement to be executed between an Affiliate of PROVIDER and CLIENT, where and when applicable, as such agreements may be amended from time to time. Quality Agreements may be amended and modified separately as stand-alone documents and shall not require an amendment of this Master Production Services Agreement.
1.43.
“Records” means the written records of data and other information generated or recorded in the performance of the Services and other information related to the performance of the Services, including Master Production Records, Batch Records, Reports, test results, records of the procedures, source data, raw data, Technical Specifications, Certificates of [***], and Certificates of [***].
1.44.
“Reports” means the written interim or final Project report(s) which may be required in a Task Order and/or by the Laws.
1.45.
“Specification(s)” means the Technical Specification(s) and any additional non-warranted specifications for the finished Deliverable as measured by PROVIDER, PROVIDER’S Affiliate, or CLIENT’S Third Party testing lab and reported by PROVIDER, PROVIDER’S Affiliate, or CLIENT’S third party testing lab in the Certificate of [***].

1.46.
“Standard Operating Procedure(s)” or “SOP(s)” means the written procedures, which shall govern the performance of the Service(s), which procedures are or may be more particularly addressed in Section 2.4.
1.47.
“Task Order” means a mutually executed written description of the Service(s) to be performed by PROVIDER, pursuant to this Agreement, which describes an individual Project and the scope of work to be undertaken for such Project. In addition to the description of the Services, each Task Order will include a description of the Deliverables, CLIENT Materials, Project initiation and completion dates, timelines, Technical Specifications, fees, payment schedules, non-refundable deposit(s) and such other details and special arrangements as are agreed to by the parties. A sample form of a Task Order is attached hereto as Exhibit A.
1.48.
“Technical Specification(s)” means warranted Specifications as set forth within a Task Order.
1.49.
“Technical Transfer” means the project to transfer and adapt CLIENT’S current Manufacturing process for the Manufacture of Product to the Facility.
1.50.
“Technical Transfer Plan” means the written plan, including deliverables and schedule, developed and agreed to in writing by the parties and set forth in a Task Order or multiple Task Orders, which may be revised and modified from time to time by mutual written agreement of the parties via a Change Order.
1.51.
“Third Party” means any person or entity who or which is neither a party to this Agreement nor an Affiliate of a party.
Article 2
- GENERAL PROVISIONS.
2.1.
Engagement and Commitment. CLIENT hereby engages PROVIDER on a non-exclusive basis to provide the Services set forth in this Agreement and any Task Order(s) arising from this Agreement, and PROVIDER hereby agrees to provide to CLIENT the Services, including testing and development, and Manufacturing, supply, and production of Deliverable as more particularly described in this Agreement and each individual Task Order arising from this Agreement (the “Services”).
(a)
This Agreement shall constitute the entire agreement between the parties with respect to each Project. To the extent any terms in a Task Order, Quality Agreement, attachment, purchase order, invoice, or any other document related to this Agreement and/or any Project conflict with the terms of this Agreement:
(i)
the terms of the Quality Agreement will control with respect to quality matters,
(ii)
the terms of the Task Order will control with respect to any provision that expressly states that it overrides the applicable term of this Agreement, and
(iii)
the terms of this Agreement shall control for all other matters.

Any changes to Task Orders shall be made in accordance with Section 2.5 below.

(b)
PROVIDER will perform Services for CLIENT using due care in accordance with, as applicable to the particular Project, (a) this Agreement, including the relevant Task Order and the Quality Agreement; (b) the Technical Specifications; and (c) applicable Laws.

(c)
PROVIDER agrees to provide to CLIENT (i) all Batches of Deliverables which meet the standards defined in Section 2.1(b) of this Agreement and the warranty set forth in Section 8.3 (each a “Conforming Deliverable”), and (ii) and any other Deliverables required by this Agreement.
(d)
PROVIDER shall not Manufacture or transfer, or cause to be Manufactured or transferred, the Deliverable or any Product containing the Deliverable for any purpose other than fulfilling or relating to its obligations to CLIENT hereunder.
(e)
PROVIDER shall ship the Deliverables, as applicable, to CLIENT (or CLIENT’S designee) at CLIENT’S cost, FCA Shipping Point (INCOTERMS 2020). Risk of loss shall be the responsibility of CLIENT and title shall transfer to CLIENT upon release of Deliverable and/or Deliverables from PROVIDER’S premises to a qualified shipper selected by PROVIDER (unless PROVIDER otherwise expressly agrees to permit CLIENT to select the shipper at CLIENT’S risk, in which case PROVIDER shall use such shipper). All freight, storage, insurance or other costs of shipment and all taxes, duties or other fees and charges, if any, in connection with the shipment of the Deliverable shall be paid by CLIENT and, if advanced by PROVIDER, shall be added to CLIENT’S invoice and payable together with payment for the Services. In the absence of express instructions from CLIENT, PROVIDER shall not be responsible for the choice of carrier or routing of any shipment, for the scope of coverage afforded by any insurance, for the reasonableness of any freight, insurance or other charges incurred for CLIENT account or for any other matters relating to the shipment and PROVIDER shall be deemed to be authorized by CLIENT to arrange for such carriage, routing and insurance and to incur such charges as PROVIDER, in its discretion, deems reasonable under the circumstances.
2.2.
Project Materials and Equipment.
(a)
If CLIENT Material(s) and/or CLIENT Equipment are required for the performance of the Services, CLIENT shall provide PROVIDER with sufficient quantities of such CLIENT Materials and CLIENT Equipment as set forth in the applicable Task Order necessary to perform the Services, including sufficient and comprehensive data as may be required by PROVIDER concerning handling, stability, storage and safety requirements of CLIENT Materials and CLIENT Equipment, as well as any other information which CLIENT reasonably believes would be helpful to PROVIDER in the performance of the applicable Services. If CLIENT requires PROVIDER to acquire special Project Materials or Project Equipment, such materials and equipment shall be considered CLIENT Materials and CLIENT Equipment, and shall be charged to the account of CLIENT on a pass through basis, plus any applicable handling or service fee specifically set forth in the applicable Task Order, and CLIENT shall at all times be fully responsible (i) for all costs, expenses, maintenance, and other issues in connection with such CLIENT Materials and/or CLIENT Equipment, as explicitly set forth in the applicable Task Order, as well as (ii) for all bear risk of loss and/or damage to such CLIENT Materials and CLIENT Equipment (other than any damage or loss caused by PROVIDER’S gross negligence or intentional misconduct, or that of any subcontractor or other person or entity for which PROVIDER is responsible, which shall be the responsibility of PROVIDER).
(b)
Title to CLIENT Materials and CLIENT Equipment shall remain with CLIENT. PROVIDER will not use CLIENT Materials and/or CLIENT Equipment for any purpose other than in connection with fulfilling its obligations under this Agreement, including the applicable Task Order and as part of an investigation on the CLIENT’S process. Except as may be specifically set forth in this Agreement, or any Task Order, PROVIDER will not transfer the

CLIENT Materials and/or CLIENT Equipment to any Third Party without the prior written consent of CLIENT.
(c)
PROVIDER shall provide safe and secure storage conditions for CLIENT Materials and CLIENT Equipment in accordance with PROVIDER standard operating procedures while they are at the Facility and shall use commercially reasonable care and precautions to protect CLIENT Materials and CLIENT Equipment from loss, damage, or contamination during storage at the Facility.
(d)
Unless otherwise specified and provided by CLIENT (or obtained at the behest of CLIENT), PROVIDER will use such Project Materials and Project Equipment that it reasonably believes are appropriate for its performance of the Services.
(e)
A quarterly virtual inventory of all the CLIENT Materials, CLIENT Equipment and any material that is generated as part of the Task Orders shall be performed by the PROVIDER using PROVIDER’S validated inventory management system and shared with the CLIENT.
(f)
Except as specifically agreed by the parties in writing, or unless prohibited by Laws, any remaining supplies of CLIENT Materials or any CLIENT Equipment shall be returned to CLIENT, at CLIENT’S cost, within [***] of final disposition of the Batch, unless CLIENT directs otherwise (in which case CLIENT shall be responsible for all disposal, storage, and removal costs). CLIENT will be automatically charged applicable storage fees, at no more than PROVIDER’S then standard rates for storage, for any remaining supplies of CLIENT Materials or CLIENT Equipment that are not returned to the CLIENT within [***] of final Batch disposition or if not anticipated to be used within the following [***] pursuant to the same or another Task Order.
(g)
All CLIENT Equipment shall be maintained by PROVIDER per PROVIDER’S maintenance program and the applicable manufacturer requirements, at CLIENT’S cost as specified in the applicable Task Order. CLIENT Equipment shall at all times remain the property of CLIENT (and PROVIDER shall ensure that no pledges, liens, restrictions, claims, charges, security interests or other encumbrance are placed on such CLIENT Equipment, other than by CLIENT or its Affiliate).
(h)
If a given Product is to be supplied hereunder in finished packaged form, then CLIENT shall, to the extent applicable to such Product, provide PROVIDER with packaging and labeling images (e.g., CLIENT trademarks and trade dress and other artwork) as and to the extent determined by CLIENT, solely for PROVIDER’S use for the packaging and labeling of such Products hereunder, including specifications related to the format and size thereof. All use of such packaging and labeling images shall be at the direction of CLIENT, and CLIENT shall have the right at any time (in its discretion) with sufficient written notice to cause PROVIDER to modify the way such packaging and labeling images are being used or otherwise cause PROVIDER to cease using such packaging images entirely. PROVIDER shall not modify such packaging and labeling images in any way. For clarity, PROVIDER shall have no rights or licenses in or to any trademarks, trade dress or other artwork with respect to such packaging and labeling images, and all rights and uses thereof (including all goodwill) shall accrue solely for the benefit of CLIENT.
2.3.
Regulatory Matters.
(a)
Unless otherwise specified in an individual Task Order, CLIENT will be responsible for all written and oral contact with any Agencies with respect to the Services and any Deliverable and the preparation and submission of all other reports or notices required by the Laws.

As between the parties, CLIENT shall have the sole right to prepare and file for the Health Registrations, including the CMC, with the applicable Agencies, and, for clarity, PROVIDER shall have no right to do so and shall not communicate with any Agencies in connection with any Health Registration. PROVIDER shall not initiate any communications with any Agency concerning any of the Services, a Project or a Deliverable without first getting written consent from CLIENT unless such communication is required by Law (in which case PROVIDER shall give as much prior written notice of such communication as possible) or requested to do so by CLIENT at CLIENT’S reasonable cost. If determined by CLIENT (in its sole discretion), CLIENT shall have the right to include a designation of PROVIDER and the Facility as a Manufacturer and Manufacturing site of Product in the applicable Health Registrations.
(b)
PROVIDER shall promptly inform CLIENT of any request or effort by any Agency to contact, visit, or inspect PROVIDER, the Facility, the Records or other relevant information relating to or impacting any of the Projects or PROVIDER’S performance of Services, or take any other regulatory action. PROVIDER shall notify CLIENT within [***] if any Agency, including any regulatory authority, issues or gives to PROVIDER any notice of intent to inspect, notice of inspection, notice of inspection observations, warning letter, or other written communication concerning any of the Services.
(c)
PROVIDER will provide to CLIENT or directly to the Agency, as requested, at CLIENT’S expense, which shall be described in an applicable Task Order, information in PROVIDER’S control necessary for CLIENT to apply for, obtain and maintain regulatory approvals, including any Health Registration. PROVIDER shall inform CLIENT prior to making commitments to any Agency relating to changes in Services planned to be performed at PROVIDER’S facility.
(d)
CLIENT, in its discretion, may provide PROVIDER with CMC information applicable to aid PROVIDER in the development of the Master Batch Records used in the Manufacture of Product in accordance with this Agreement and applicable Law. For clarity, all CMC information shall be considered Confidential Information of CLIENT hereunder.
(e)
Upon request, PROVIDER shall perform any applicable Services (including testing and, at CLIENT’S request, preparing documents to support CMC modules for filing or filing related support for the Health Registrations) in connection with the application, receipt, and maintenance of any Health Registrations for Product as set forth and described in the applicable Task Order or as otherwise requested in writing by CLIENT from time to time, at CLIENT’S reasonable cost (which may be set forth in a new Task Order), which activities shall be performed by PROVIDER in compliance with all applicable Laws. In all cases, PROVIDER shall be prepared for any and all inspections, including pre-approval inspections, by Agencies. As mutually agreed to and as described in a relevant Task Order, or as otherwise requested in writing by CLIENT from time to time (which may be set forth in a new Task Order), at CLIENT’S reasonable cost, PROVIDER shall provide CLIENT with such information and assistance as CLIENT may reasonably request for purposes of applying for and maintaining all relevant Health Registrations for Product including providing CLIENT with any applicable reports, authorizations, certificates, methodologies, specifications and other documentation in the possession or under the control of PROVIDER (or any of its Affiliates) relating to the pharmaceutical/technical development and/or Manufacture of Product or any component thereof.
(f)
PROVIDER acknowledges that Agencies may, in conducting an inspection of CLIENT, request copies of reports of CLIENT audits of its suppliers, including PROVIDER. For clarity, in response to such a request, CLIENT shall have the right to provide to the Agency any report of any compliance audit conducted hereunder (including as may be conducted in accordance with the Quality Agreement) and any other information in connection with the activities hereunder and shall notify PROVIDER of such request by the Agency.
(g)
CLIENT shall be responsible for conducting any recall of Product, managing all returns of Product, and managing all customer, healthcare provider or patient technical and quality complaints related to Product, including complaints related to the ingredients or components of Product. In such cases above and at CLIENT’S request, PROVIDER shall co-operate with and give reasonable assistance to CLIENT, at CLIENT’s reasonable expense (which shall be described in a Task Order or otherwise agreed by the parties in writing), in conducting any such recall, managing such return, or managing such complaints related to Product. For recalls that occur within the latent defect period described in Section 5.4, and to the extent the results of the applicable investigation determine that PROVIDER is at fault, the remedies in Section 8.3 shall apply. For recalls that occur after the latent defect period described in Section 5.4, and to the extent the results of the investigation determine that PROVIDER is at fault, PROVIDER shall, proportionally to PROVIDER’S fault, reimburse CLIENT for all the applicable investigation costs, but the remedies in Section 8.3 shall not apply.
2.4.
Standard Operating Procedures.
(a)
If a Law is amended or comes into existence which affects PROVIDER’S performance under this Agreement, and PROVIDER is made aware of such amendment or new Law (a “Law Modification”), then PROVIDER shall notify CLIENT in writing of such Law Modification. If either party believes a material change, modification or amendment to its own SOPs that impact the Services is necessary to comply with the Law Modification, the parties will follow the Change Order process described in Section 2.5 below. Only if and to the extent so required to comply with the applicable Law Modification, PROVIDER shall have no obligation to continue performing the Services (and CLIENT shall pay all invoices issued for any Services provided in accordance with this Agreement up to the Law Modification which require PROVIDER to pause the performance of the Services pursuant to this Agreement) while any Change Order is being discussed if such Change Order is required to comply with the Law Modification.
(b)
Each party’s SOPs shall be deemed to be the confidential information of that party and subject to the provisions of Article 7 hereof.
2.5.
Changes to Task Orders. If any changes, modifications, or amendments to a Task Order (each a “Change”) are required, the requesting party shall provide written notice to the other party in accordance with the procedures set forth below:
(a)
A Change proposed by either party shall be initiated by written notice to the other party (“Change Order”). Each Change Order shall detail the specific changes to the applicable Task Order, including the changes to the specific Services to be performed, changes to either party’s responsibilities or obligations, or any changes to the applicable timeline or Project Budget.
(b)
Within [***] of PROVIDER’S receipt of a Change Order initiated by CLIENT or as part of any Change Order proposed by PROVIDER, PROVIDER shall furnish CLIENT with an estimate of the amount of time necessary to implement such Change and the effect, if any, of the Change(s) requested in the Change Order upon the applicable Budget (whether an increase or decrease). Following CLIENT’S review of PROVIDER’S estimate, the Change

Order shall be deemed to be approved and PROVIDER is authorized to proceed with the Change upon signature of authorized representatives of both PROVIDER and CLIENT.
(c)
In addition to the items noted above, a Change Order initiated by PROVIDER and provided to CLIENT shall contain, in reasonable detail, the reason for the Change(s) and an estimate of the effect of the Change(s), if any, on the applicable Budget (whether an increase or decrease). Upon CLIENT’S written approval of PROVIDER’S estimate, the Change Order shall be deemed to be approved and PROVIDER may proceed with the Change. Nothing herein shall require the CLIENT to agree to any Change Order proposed by PROVIDER.
(d)
Change Orders for a particular Project and/or Task Order(s) performed for a CLIENT Affiliate shall be signed by an authorized representative of the Affiliate for such Project and shall not require the signature of CLIENT or any other CLIENT Affiliate.
2.6.
Initial Scope of the Agreement. As currently written, the Agreement shall be used solely for Process Development Services, Services related to the Manufacture of Product for use in human clinical trials, and other Services that are related to Agency pre-approval activities. This Agreement specifically excludes commercial supply of Product following Agency clearance or approval commercial supply of Product. In order for PROVIDER to Manufacture and supply such commercial Product, the parties need to enter into a separate written agreement for such commercial supply of Product (“Commercial Supply Terms”). If CLIENT so requests, the parties shall enter into good-faith, best efforts negotiations to come to mutually agreeable Commercial Supply Terms in a timely manner.
2.7.
Communication with Agencies. As between the parties, CLIENT shall have the sole right to communicate with the appropriate Agencies relating to Product, and PROVIDER shall have no right to do so. PROVIDER shall provide CLIENT or its Affiliate, promptly, all information in PROVIDER’S (or its Affiliates’ or subcontractors’) possession or control concerning Product which is reasonably requested by CLIENT (or its Affiliates) and which is reasonably necessary to meet CLIENT’S (and its Affiliates’) regulatory obligations. PROVIDER shall, to the extent such notice is not prohibited by applicable Law, notify CLIENT within [***] of any Agency request for samples of Product or Manufacturing Batch records or any other information related to Product and will not provide such material, records or information until such notification is made to CLIENT.
Article 3
- PROVIDER RESPONSIBILITIES
3.1.
Personnel. PROVIDER shall be responsible for ensuring that a sufficient number of trained and qualified personnel are assigned to the Services, in order to perform the Services required therefore in accordance with this Agreement and otherwise meet the demands of the Services. PROVIDER may not subcontract, delegate or otherwise assign the performance of any of the Services (other than to an Affiliate) without the prior written consent of CLIENT, which consent shall not be unreasonably withheld, conditioned or delayed.
3.2.
Reports. For each Project for which Services are performed, PROVIDER shall:
(a)
provide CLIENT with status reports regarding the Services performed in accordance with the relevant Task Order;
(b)
upon completion of the Services performed by PROVIDER, prepare and submit to CLIENT a draft final Report. The form of the draft final Report and the topics addressed therein shall comply with any reasonable directives of CLIENT. Within [***] or unless as otherwise described in the relevant Task Order, CLIENT shall use commercially reasonable efforts to either approve same or provide PROVIDER with its comments. PROVIDER shall submit to

CLIENT for its review and comment the revised final Report within [***] of receipt of CLIENT’S approval or comments on the draft.
(c)
Any reports related to regulatory or quality shall also be addressed according to applicable requirements in the Quality Agreement.
3.3.
Records. PROVIDER shall maintain complete and accurate production records, including Production Records, that would enable an independent auditor to verify the results of said Service(s) and as required to comply with applicable Law (“Production Notes”). The Production Notes shall be maintained by PROVIDER for [***] following the completion of the applicable Service or such longer period as required by any applicable Law. For storage beyond such period referenced above, PROVIDER shall charge CLIENT a storage fee at no more than PROVIDERS then prevailing storage fee rates.
(a)
Without limitation of Section 3.4 or Section 3.3(b), PROVIDER agrees to permit CLIENT or its representatives to review the Production Notes at no charge to CLIENT, with prior written notification and during normal business hours. To the extent that the activities of PROVIDER hereunder include: (i) access by CLIENT to a website, database, server or other service which will cause PROVIDER to be in possession of any information belonging to CLIENT or which CLIENT is required to safeguard or maintain; or (ii) other activities which require or permit PROVIDER to electronically store, access or transmit information belonging to CLIENT or which CLIENT is required to safeguard or maintain, CLIENT shall have the right, but not the obligation, as only as part of the annual Quality audit, to conduct a data security audit of PROVIDER’S systems and premises to evaluate PROVIDER’S anti - virus, anti-hacker, encryption, firewall and other data security technology, and general computer controls, measures and practices. For clarity, any such inspection (or failure to inspect) shall not relieve PROVIDER of its obligation to comply with applicable Laws and the provisions of this Agreement and does not constitute a waiver of any right otherwise available to CLIENT.
(b)
PROVIDER shall provide CLIENT on a periodic basis, and at least annually, or as otherwise requested by CLIENT from time to time, such information concerning Product, production Batches, yields and quality status as is specified in the Health Registrations or as otherwise may be reasonably requested by CLIENT from time to time.
(c)
Prior to destruction of any Records, PROVIDER shall give notice to CLIENT at the last known contact information and address of CLIENT, and CLIENT shall have the right to take possession thereof within [***] of such notification.
(d)
PROVIDER and CLIENT will each maintain records necessary to permit a Recall of any Products delivered to CLIENT or customers of CLIENT.
3.4.
CLIENT’S Right to Audit and Visit.
(a)
Visits: Upon no less than [***] advance notice or a shorter time as mutually agreed to by the parties, and for good cause, and at mutually agreeable times and dates during normal business hours, PROVIDER will permit CLIENT representatives or designees to visit PROVIDER facilities relevant to the Services, discuss the Project with appropriate officials of PROVIDER, and review records and data relevant to the Project, including the Production Notes (subject to the confidentiality obligations of this Agreement). PROVIDER shall retain the right to charge CLIENT for costs associated with such visit unless such visit is “for cause”, which shall be described in a Task Order. Facility visits shall also be permitted during the data retention period described in Section 3.3 above.

(b)
Quality Audits: As described in the Quality Agreement and no more than [***], upon no less than [***] advance notice, CLIENT, or an authorized agent of CLIENT, at any time upon reasonable advance notice to PROVIDER, at mutually agreeable dates and times during normal business hours, shall have the right to conduct a not-for-cause audit of PROVIDER’S facilities at which any of the Services are performed, including the Facility, and of any and all records and data relating to any Project, including Production Notes and Manufacturing Records, and discuss the Project with appropriate officials of PROVIDER, for the purposes of:
(i)
verifying PROVIDER’S compliance with this Agreement (including compliance with all Laws); and
(ii)
evaluating the analyses and testing and the resulting information obtained thereby in the performance of the Services.
(c)
PROVIDER shall reasonably cooperate with CLIENT in any visit or audit conducted hereunder and take reasonable steps to resolve any unsatisfactory audit findings. In the event CLIENT identifies any deficiency with respect to PROVIDER’s operations or activities during any such visit, inspection, audit, or review, CLIENT shall have the right to notify PROVIDER of such deficiency, and, in such case, PROVIDER shall, within [***] from the date of receipt of such notice, deliver to CLIENT a corrective action plan, addressing each such deficiency. Upon acceptance of the corrective action plan by CLIENT (which acceptance shall not be unreasonably withheld), PROVIDER shall fully implement such corrective action plan to the reasonable satisfaction of CLIENT; provided, however, that CLIENT may (but shall not be obligated to), in its sole discretion, accept Product from PROVIDER prior to PROVIDER’S completion of the corrective action. CLIENT shall have the right to review all relevant documentation in connection therewith. All audits conducted pursuant to this Agreement shall be subject to the confidentiality obligations set forth in this Agreement and to CLIENT’S compliance with PROVIDER’S safety, security and other policies applicable to the Facilities where such audits are performed. As part of the visit or audit, CLIENT shall not copy, attempt to copy, photograph, attempt to photograph, reproduce, replicate, attempt to reproduce or reverse engineer any PROVIDER Technology.
(d)
“For cause” audits will be scheduled on an expedited basis as soon as commercially reasonable and may be conducted as needed.
(e)
As mutually agreed to by the parties (such agreement by PROVIDER not to be unreasonably withheld, conditioned or delayed), and as described in a task order (as applicable), during the term of this Agreement during which Manufacturing activities are taking place, CLIENT shall be allowed to have representatives on site at the Facility and access to all associated records, for the purpose of observing, reporting on, and consulting as to any Manufacturing activities hereunder.
3.5.
Agency Audits and Inspections.
(a)
PROVIDER shall permit Agencies to have access to and inspect the Facility or Facilities at which any of the Services are performed and to any and all data and Records maintained by PROVIDER for the Services. PROVIDER will notify CLIENT promptly (in any event within [***]) or as described in the Quality Agreement upon its knowledge of an Agency audit or inspection. PROVIDER shall cooperate with the Agency and allow them access to the relevant information. PROVIDER shall ensure that no more than three representative(s) of CLIENT (or its Affiliates or designees), or as mutually agreed to by both parties, may be present on-site at any such visit or inspection, if requested by CLIENT, provided that

CLIENT (or its Affiliates or designees) does not interact with said Agency during the visit or inspection unless authorized to do so, in writing, by PROVIDER or required to comply with applicable Law.
(b)
PROVIDER shall promptly provide CLIENT with any or all copies of information provided to or received by PROVIDER in the course of an Agency audit or inspection that directly relates to CLIENT’S Services or Product as described in the Quality Agreement or as otherwise required to comply with Law, which may include FDA Form 483s, Establishment Inspection Reports, or warning letters. PROVIDER shall consult with CLIENT in an effort to arrive at a mutually acceptable response to the extent related to CLIENT’S Product. PROVIDER shall promptly inform CLIENT of any request or effort by any Agency to contact, visit, or inspect PROVIDER, the Project Records or other relevant information relating to any of the Projects or PROVIDER’s performance of Services or to take any other regulatory action. PROVIDER shall retain the right to charge CLIENT for regulatory support or fees for follow- on Services, which shall be described in a Task Order, resulting from such Agency audits or inspections, except to the extent such Agency audit or inspection is due to PROVIDER’S breach of this Agreement or the gross negligence, intentional misconduct or violation of Law of the PROVIDER or any person or entity for which PROVIDER is responsible (in which case PROVIDER shall bear such costs).
Article 4
- GENERAL PRODUCTION SERVICE REQUIREMENTS

PROVIDER, if requested by CLIENT in connection with an individual Task Order, shall perform some or all of the related services described in this Article 4, as required in the applicable Task Order.

4.1.
Storage and Shipping of CLIENT Materials, CLIENT Deliverables, Data Exchange. If agreed in a Task Order, PROVIDER shall:
(a)
maintain a validated cGMP-compliant storage system (including continuous monitoring) by which CLIENT Materials are stored and analyzed at specified temperatures within the stability period. Following disposition of the Batch, PROVIDER, as applicable, shall store CLIENT Materials for analysis and/or archival reference in secured freezers with appropriate temperature monitoring and recording for a period of [***]. Prior to the end of the [***] period, CLIENT shall instruct PROVIDER to ship or destroy any remaining CLIENT Material, at CLIENT’S expense. In the absence of instructions from CLIENT, PROVIDER shall automatically charge CLIENT PROVIDER’S reasonable applicable storage fees for the storage of remaining CLIENT Materials. Upon mutual agreement by the parties via an applicable Task Order, PROVIDER will store CLIENT Materials beyond the [***] period, at CLIENT’S expense. NOTWITHSTANDING ANY PROVISIONS DESCRIBED IN SECTION 9, PROVIDER’S AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS, BUT NOT INCLUDING CLAIMS RELATED TO PROVIDER’S VIOLATION OF LAW, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, ARISING OUT OF OR IN CONNECTION WITH THE STORAGE OF CLIENT MATERIALS OR CLIENT DELIVERABLES, INCLUDING BUT NOT LIMITED TO DRUG SUBSTANCE OR PRODUCT, SHALL NOT EXCEED $[***] (USD). Prior to destruction of any stored CLIENT Materials or Deliverables, PROVIDER will notify CLIENT in writing and CLIENT shall have the right to direct whether such CLIENT Materials or Deliverables will be sent to CLIENT or destroyed in compliance with applicable Laws at CLIENT’S reasonable expense. PROVIDER shall document in writing the monitoring of storage of any CLIENT Materials and Deliverables, and at CLIENT’S request, PROVIDER shall provide CLIENT with a copy of such written monitoring documentation;
(b)
be responsible for arranging for express shipping services by a Third Party who provides a system by which CLIENT Materials can be tracked and temperature monitored during shipment for all CLIENT Materials shipped between PROVIDER and CLIENT and/or any Third-Party laboratory designated by CLIENT. It is understood that CLIENT shall bear the risk of loss of, or damage to, any CLIENT Materials during shipment;
(c)
obtain CLIENT’S written consent for any special shipping procedures required on Sundays and holidays which entail additional expense;
(d)
make any arrangements requested by CLIENT in order to accommodate and coordinate data exchange (including electronic data transfer) between PROVIDER and CLIENT and any other Third-Party laboratory designated by CLIENT; and
(e)
obtain data clarification for all Services and testing procedures described in the relevant Task Order and/or other analytical methodology approved or provided by CLIENT.
4.2.
Technical Transfer; Process Development.
(a)
General. The parties shall engage in the Technical Transfer as described in the applicable Task Order(s). In performing the Technical Transfer, the parties, respectively, shall use commercially reasonable effort to perform such tasks as are set forth in and as are in accordance with the estimated timelines described in the applicable Task Order(s). Each party shall reasonably cooperate with the other party to provide appropriate information and assistance to the other party in connection with the Technical Transfer.
(b)
Contacts; Meetings. Each party will appoint a “program manager” having primary responsibility for day-to-day interactions with the other party for the Technical Transfer. Except for notices or communications required or permitted under this Agreement, which shall be subject to Section 11.9 below, all day-to-day, routine communications between PROVIDER and CLIENT regarding the execution of the Technical Transfer will be addressed via the party’s relevant program manager or within the joint project teams. The parties will hold regular project team meetings via teleconference or in person, on a periodic basis as agreed by the program managers.
(c)
Process Development.
(i)
As described in an applicable Task Order(s), CLIENT may engage PROVIDER to provide Process Development Services.
(ii)
Following completion of any Process Development Services, PROVIDER shall use commercially reasonable efforts to provide CLIENT with any applicable document Deliverables as described in the relevant Task Order(s).
(iii)
Upon request, PROVIDER shall perform one or more process development and/or engineering runs and Manufacture non-cGMP process development and/or engineering Batches of Product in accordance with the relevant Task Order(s). PROVIDER shall perform any applicable analytical testing of the Batch as agreed by the parties in each Task Order and will report the results to CLIENT. CLIENT shall have the right to make whatever further use of such process development and/or engineering Batches as it shall determine, provided that such use does not violate any applicable Laws.
4.3.
Location of Manufacturing Activities. Notwithstanding anything to the contrary contained herein, all Manufacturing activities shall occur at the Facility and PROVIDER may not change to a different facility (for all or any portion of the Manufacture of Product hereunder) unless consented to by

CLIENT in writing (in its sole discretion); provided, that in all cases no change of Facility shall relieve PROVIDER of any of its obligations under this Agreement; provided, further, that all changes shall also be in accordance with Section 2.5, to the extent applicable. PROVIDER shall provide to CLIENT supporting data in order to permit CLIENT to amend its (and its Affiliate’s and designee’s, as applicable) regulatory filings to reflect any such change and shall otherwise cooperate in good faith with CLIENT to comply with all regulatory obligations arising out of such changes. Any applicable charges associated with said Facility change will be described and mutually agreed to in a Task Order.
4.4.
CLIENT Materials.
(a)
The Task Order for a given Product shall set forth any CLIENT Materials, including Drug Substance and/or Drug Product and intermediates (if any), to be supplied by or on behalf of, CLIENT to PROVIDER for use in the Process Development Services or Manufacture of such Product hereunder. CLIENT Materials shall at all times remain the property of CLIENT (and PROVIDER shall ensure that no pledges, liens, restrictions, claims, charges, security interests or other encumbrance are placed on such CLIENT Materials, other than by CLIENT or its Affiliate). Without limiting the foregoing, CLIENT shall have the option (in its discretion) from time to time, upon prior written notice to PROVIDER, to provide certain other CLIENT Materials for use in the Process Development Services or Manufacture of Product hereunder. Any additional costs associated with the supply of CLIENT Materials to PROVIDER shall be borne by the CLIENT and any PROVIDER fees previously payable for such CLIENT Materials shall not be charged, less any fees for material handling or applicable testing.
(b)
PROVIDER shall use CLIENT Materials solely and exclusively for Process Development Services or to Manufacture Products under this Agreement and the applicable Task Order, as applicable, and for no other purpose. When reasonably practical, PROVIDER shall withdraw CLIENT Materials from storage respecting the procedure of first expiry/first out or as mutually agreed by the parties.
(c)
All CLIENT Materials shall be handled, stored and maintained by PROVIDER in accordance with PROVIDER SOPs and applicable Laws (including cGMPs). CLIENT shall provide to PROVIDER material safety data sheets relating to CLIENT Materials, and other information known to CLIENT relating to handling, environmental, health and safety (“EHS”) precautions with respect to CLIENT Materials. It is the sole responsibility of the PROVIDER to communicate such information to its employees, agents, subcontractors, and representatives engaged in performing the Services and furthermore PROVIDER shall ensure that all safety and other SOPs are followed by PROVIDER and its employees, agents, subcontractors, and representatives.
(d)
Notwithstanding anything to the contrary contained herein, in the event that CLIENT fails to supply quantities of CLIENT Materials it is require to provide hereunder sufficient for Process Development Services or to Manufacture Product, then CLIENT shall not be deemed to be in breach of this Agreement or applicable Task Order, and the CLIENT shall only be subject to any applicable cancellation, termination, or delay fees, if any, as described in Section 10.3 or Section 10.6 for the applicable Services.
(e)
PROVIDER shall immediately return to CLIENT, or dispose of, CLIENT Materials upon request by CLIENT (as and to the extent requested by CLIENT). Any such disposal (if disposal is requested by CLIENT) shall be done in compliance with applicable Laws.

4.5.
Acceptance and Use of Drug Substance and/or Drug Product. Unless mutually agreed to by the parties, to the extent that Drug Substance and/or Drug Product is included as part of CLIENT Materials to be supplied by the CLIENT hereunder with respect to a given Product, then each delivery of Drug Substance and/or Drug Product to PROVIDER will be accompanied by a certificate of [***]and PROVIDER shall not incorporate any Drug Substance and/or Drug Product into the Manufacture of Product that is not accompanied by a certificate of [***]. Before incorporating any such Drug Substance and/or Drug Product into the Manufacture of Product, PROVIDER shall conduct reasonable quality control inspection or testing, which tests shall, in any event, include those tests identified in: (a) applicable Technical Specifications; (b) the Quality Agreement as the responsibility of PROVIDER; and/or (c) written instructions provided by CLIENT from time-to-time. PROVIDER shall promptly (and described in the Quality Agreement) notify CLIENT of any Drug Substance and/or Drug Product that does not meet the Technical Specifications and PROVIDER shall not use any such Drug Substance and/or Drug Product in its Manufacturing hereunder.
4.6.
Handling, Storage and Use of CLIENT Materials. PROVIDER shall handle, use and store CLIENT Supplied Materials under suitable conditions at the Facility and in accordance with the applicable handling and storage requirements, if any, set forth on the applicable Task Order or as otherwise provided by CLIENT in writing from time to time, as well as all applicable Laws and the applicable Specifications and Health Registrations. PROVIDER shall use CLIENT Supplied Materials only for the Manufacture of Product hereunder and for no other purpose. In accordance with Section 3.4 and upon prior written request by CLIENT, at reasonable times and upon reasonable notice CLIENT shall have the right to visit the Facility where CLIENT Materials are being stored to inspect and/or conduct and inventory of CLIENT Materials and the conditions of handing, use and storage thereof, without interruption to the business operations of PROVIDER. Upon the prior written request of CLIENT, PROVIDER shall immediately stop using any given CLIENT Supplied Materials (as directed in such notice) and PROVIDER shall, at the direction of CLIENT, either return to CLIENT or destroy such CLIENT Supplied Materials pursuant to CLIENT’S reasonable instructions.
4.7.
PROVIDER Supplied Materials.
(a)
PROVIDER Supplied Materials Generally. PROVIDER shall be responsible for procuring the supply of all materials and components, necessary for the Process Development Services and Manufacture of Product in accordance with this Agreement, other than any CLIENT Materials specified in the applicable Task Order to be provided by the CLIENT (“PROVIDER Supplied Materials”). All PROVIDER Supplied Materials shall, in all cases, be in compliance with all applicable Laws and the applicable Technical Specifications, and Health Registrations.
(b)
PROVIDER Supplied Materials Documentation. PROVIDER shall have adequate procedures for evaluating the quality of the suppliers of PROVIDER Supplied Materials and shall have documents indicating that evaluations were conducted in accordance with such procedures.
4.8.
Quality Agreement. No later than [***] after the effective date of the first Task Order (or such other time as agreed to by the parties but in all cases prior to the start of activities in support of GMP Manufacturing), the parties shall enter into a Quality Agreement.
Article 5
- GENERAL MANUFACTURING REQUIREMENTS
5.1.
General Provisions. Except as expressly permitted in this Agreement, neither party shall make changes to the Production Records or the Specifications without the prior written approval of the other party, which approval will not be unreasonably withheld. PROVIDER shall make no changes in the SOPs, production equipment, production procedures, or testing methods existing as of the date of this Agreement which materially affect the Services without providing reasonable notice to CLIENT in advance of the change and obtaining CLIENT’S prior written consent, which will not be unreasonably withheld. PROVIDER shall maintain all Records as are necessary and appropriate to demonstrate compliance with the Laws, including cGMP. CLIENT shall be entitled to request PROVIDER to change the Specifications and the SOPs, and PROVIDER shall use commercially reasonable efforts to accommodate such change; provided that CLIENT will reimburse PROVIDER for actual, out-of-pocket costs incurred in making any such change; provided further that the parties shall engage in good faith negotiations to adjust the Budget to reflect the increase or decrease of ongoing costs hereunder resulting from any such change; provided further that if the parties cannot reach agreement to adjust the Budget pursuant to this Section 5.1 despite such good faith negotiations, then PROVIDER shall not be required to change the Specifications or SOPs as requested by CLIENT until the parties reach such agreement.
(a)
CLIENT reserves the right upon reasonable advance written notice to PROVIDER to amend and/or supplement: (i) the Drug Substance and/or Drug Product; (ii) the materials used to Manufacture the Deliverable(s); (iii) the source of the materials used to Manufacture the Deliverable(s) and/or Drug Substance and/or Drug Product; (iv) the specifications for materials used to Manufacture the Deliverable(s); (v) the equipment used in Manufacturing Product; (vi) the test methods used in connection with the Manufacturing of Product, Drug Substance and/or Drug Product or materials used to Manufacture the Deliverable(s); (vii) the process for Manufacturing Product, Drug Substance and/or Drug Product or materials used to Manufacture the Deliverable(s); and/or (viii) any test methods used in the Manufacturing, release or testing the stability of Product and/or Drug Substance and/or Drug Product. Upon receipt of such notice, PROVIDER shall promptly acknowledge in writing and implement such modifications within an agreed upon timeline, as set forth in such notice. PROVIDER shall ensure that any change in any of the foregoing shall, in each case, comply with cGMPs and all other applicable Laws.
(b)
The costs of implementing any of the changes referred to in this Section 5.1 shall be borne solely by CLIENT.
5.2.
Testing Deliverable. As specified in the Task Order, with respect to each shipment of Deliverable to be shipped to CLIENT, PROVIDER shall test such Deliverable as specified in the Task Order or Quality Agreement to ensure compliance with the Technical Specifications, the other requirements of this Agreement and applicable Laws. With respect to each shipment of Product, PROVIDER shall provide CLIENT with a Certificate of [***] from PROVIDER’S quality assurance department that: (a) includes the results of quality control testing, including applicable analytical testing, in accordance with the Technical Specifications; and (b) indicates that Product contained in such shipment (i) meets the applicable Technical Specifications, and (ii) has been Manufactured in compliance with this Agreement, the relevant Task Order, the Quality Agreement, the Technical Specifications, , and applicable Laws (including cGMPs).
5.3.
Acceptance. Subject to Section 5.4 below, CLIENT shall have a period of [***] following disposition of the Batch to inspect such delivered Deliverable and the accompanying Certificate of [***] and reject the corresponding shipment of Deliverable for nonconformity with the Technical Specifications, the other requirements of this Agreement or applicable Laws. If CLIENT rejects such Deliverable, it shall promptly so notify PROVIDER and provide sufficient detail of the nonconformity, and the provisions of Section 8.3 below shall apply.
5.4.
Latent Defects. If within [***] after accepting a shipment of Deliverable(s), CLIENT subsequently discovers latent defects not reasonably discoverable during the acceptance period set forth in Section 5.3 above, CLIENT may revoke its acceptance of such shipment of Deliverable by giving written notice and disclosing the nature of any defects to PROVIDER immediately after discovering such defects.
5.5.
Deviation Report. If during the Manufacture, including the processing, storage, distribution, testing, transport, disposal or other handling, of a Deliverable by PROVIDER there arises an unexpected result that has an unknown or potential serious impact on product safety, identity, strength, quality, purity, efficacy or manufacturing/testing process, then PROVIDER shall prepare promptly, as defined in the Quality Agreement and following the discovery of such deviation, a written report detailing such deviation (a “Deviation Report”) and promptly send to CLIENT such Deviation Report prior to any delivery of the Deliverable which is the subject of such report. If CLIENT rejects a Deliverable based on a Deviation Report, it shall promptly notify PROVIDER, such Deliverable shall be considered a Nonconforming Product and the provisions of Section 8.3 shall apply. PROVIDER agrees not to reprocess or rework any Batch of Product, or any intermediate in the Manufacture of Product, without the prior written approval of CLIENT (in its sole discretion) in writing.
5.6.
Independent Laboratory. Notwithstanding anything in this Agreement to the contrary, if PROVIDER does not agree that any Deliverable failed to meet the Technical Specifications or that any Deliverable is otherwise a Nonconforming Product, and the parties cannot reach agreement with respect to such Deliverable, PROVIDER will submit the dispute to an independent laboratory mutually agreed to by the parties for determination. The findings of such laboratory shall be binding the parties, absent fraud or manifest error on the part of the independent laboratory, and the cost of such determination shall be paid by the party in error. The laboratory shall make its determination solely based upon whether the Deliverable meets the Technical Specifications, the Quality Agreement requirements, and the Laws in effect at the time of Manufacture or otherwise fails to meet the warranty in Section 8.3. Upon resolution of any such dispute in favor of PROVIDER, CLIENT shall pay the full cost of the independent laboratory testing in addition to paying the full invoice amount properly due and/or remaining for such Deliverable within [***] after such resolution. Upon resolution of any such dispute in favor of CLIENT, PROVIDER will as soon as commercially reasonable, replace such Non-conforming Product with an equivalent amount of Conforming Product and pay the full cost of the independent laboratory testing. In addition to the above, PROVIDER will, at its sole cost and expense, destroy all Nonconforming Product in its possession and promptly provide a certificate of destruction to CLIENT. For clarity, the foregoing provisions of this Section 5.6 shall not limit any rights or remedies of CLIENT with respect to any defective or Nonconforming Product or other Deliverable supplied hereunder.
5.7.
Acceptance of Documentation Deliverables. Following PROVIDER’S delivery of each Deliverable that is a documentation, including report, records or other documents or information (each, a “Documentation Deliverable”), CLIENT (with the assistance of PROVIDER, if so requested) will have a [***] period to review and evaluate each Documentation Deliverable to confirm that such Documentation Deliverable satisfies the applicable acceptance criteria, specifications and requirements for such Documentation Deliverable, as specified in the applicable Task Order (collectively, the “Acceptance Criteria”). If the Documentation Deliverable fails to satisfy the applicable Acceptance Criteria or requires any correction, then CLIENT will promptly notify PROVIDER in writing and identify the specific defects in or correction needed for the Documentation Deliverable. Upon receipt of such a notice, PROVIDER will use commercially reasonable efforts promptly to revise the Documentation Deliverable and re-submit the Documentation Deliverable to CLIENT in accordance with the terms of this Section 5.7.
5.8.
Notification of Defects by PROVIDER. If PROVIDER discovers that any Batch of Product previously delivered to CLIENT under this Agreement is Nonconforming Product or there are other safety or efficacy concerns with respect to the Product, then PROVIDER shall immediately (and in all cases within [***]) notify CLIENT of such failure or concern, and PROVIDER shall consult with CLIENT in connection therewith.
5.9.
Products Returned to PROVIDER. In the event that PROVIDER receives any returned Product from a Third Party, then PROVIDER shall promptly notify CLIENT in writing of such returned Products, and, at CLIENT’S discretion, shall destroy or return such returned products to CLIENT (or its designee). In all cases, PROVIDER shall promptly provide to CLIENT all documentation received with such returned products.
Article 6
- COMPENSATION AND PAYMENT
6.1.
Budget. PROVIDER shall prepare and submit to CLIENT for its approval a budget for each Project including PROVIDER’S fees, non-refundable deposits (if any), deposits of any other kind, and any pass-through expenses which shall be agreed upon by the parties and form part of the relevant Task Order (“Budget”). A Budget may be amended from time to time in accordance with the Change Order process described in Section 2.5. Notwithstanding the foregoing, all deposits received by PROVIDER from CLIENT pursuant to this Agreement are non-refundable unless expressly stated in the Budget, yet are creditable towards any Delay or Cancellation Fees described in Section 10.
6.2.
Compensation. As full and complete payment to PROVIDER for all Services provided by PROVIDER under this Agreement for each particular Project and for the assignment of any intellectual property rights as contemplated in Section 7.5, and subject to the provisions of Section 6.3 below, CLIENT shall compensate PROVIDER in accordance with the Budget for such Project as set forth in the relevant Task Order. CLIENT’S payments to PROVIDER under this Agreement are compensation for PROVIDER’S Services that have been provided to the CLIENT. CLIENT and PROVIDER hereby acknowledge and agree that any compensation payable to PROVIDER: (i) constitutes fair market value for the Services; (ii) is not being given in exchange for an explicit or implicit agreement by PROVIDER to provide favorable status to CLIENT or any of its products or to influence results; and (iii) has not been determined in a manner that takes into account the volume or value of any referrals generated by PROVIDER.
6.3.
Invoicing and Payments. PROVIDER shall invoice CLIENT for expenses incurred, including non- refundable deposits (if any) or any other deposits of any kind, and Services performed for each Project in accordance with a payment schedule to be agreed by the parties and made a part of the relevant Task Order. All payments of undisputed amounts provided for under the terms of this Agreement shall be made within [***] of CLIENT’S receipt of each applicable invoice and by wire transfer payable to PROVIDER or its Affiliate, whichever is applicable to a Project or Task Order, as indicated on the invoice. If PROVIDER or its Affiliate does not receive payment of undisputed amounts by the due date, an interest charge may be added at the rate of [***] ([***]) or the maximum legal rate, whichever is less, to unpaid invoices from the due date thereof. Each invoice shall include (a) the name of PROVIDER, (b) a “Remit to” address, (c) CLIENT’S purchase order number (if any), (d) an invoice number, (e) an invoice date, (f) a description of the relevant goods, (g) total invoice amount (with separate line items for each charge), and (h) such other information as CLIENT may request.
6.4.
Disputed Invoices. If any portion of an invoice is disputed, then CLIENT shall use commercially reasonable efforts to dispute such invoice in writing within [***] of receipt of such invoice and pay the undisputed amounts, and the parties shall use good faith efforts to reconcile the disputed amounts as soon as practicable. PROVIDER reserves the right to discontinue work wherein payments remain unpaid and the dispute remains unresolved for a period exceeding [***].

6.5.
Taxes. CLIENT shall only be responsible for paying for value-added taxes, sales taxes and/or customs/duties imposed by the relevant taxing authority on payments made to the PROVIDER pursuant to this Agreement. All other taxes, such as income taxes, foreign withholding taxes, taxes related to PROVIDER’S revenues, gross receipts, personnel or real or personal property or other assets, etc., imposed on payments made to the PROVIDER pursuant to this Agreement shall be the sole responsibility of PROVIDER. If applicable Laws require that certain taxes be deducted and withheld from payments paid by CLIENT under this Agreement, CLIENT may: (a) deduct those taxes and interest and penalties assessed thereon from the payment or from any other payment owed by CLIENT hereunder; (b) pay those taxes to the proper governmental authority; (c) send evidence of the obligation together with proof of tax payment to PROVIDER following such payment; and (d) remit to PROVIDER the net amount, after deductions or withholding made under this Section 6.5.
Article 7
- CONFIDENTIALITY, PROPRIETARY RIGHTS, AND APPLICATION OF TECHNOLOGY
7.1.
Confidentiality.
(a)
As used in this Agreement, “CLIENT Confidential Information” means all information of CLIENT, its Affiliates and/or Business Partners, including information of Third Parties entrusted to any of the foregoing, which PROVIDER has received or will receive from or on behalf of CLIENT, its Affiliates and/or Business Partners or to which PROVIDER has access, during the term hereof, including all information received by PROVIDER from CLIENT under the terms of this Agreement (including pursuant to any confidentiality agreement entered into between CLIENT and PROVIDER prior to the date hereof), Project Records, and Project Reports, and any other proprietary information of CLIENT, including all CLIENT Technology. CLIENT Confidential Information also includes all Production Notes, Records, including Manufacturing Records, Products and other Deliverables. “PROVIDER Confidential Information” means PROVIDER Standard Operating Procedures and any and all information and/or other pre-existing proprietary or confidential information provided by PROVIDER to CLIENT under the terms of this Agreement including any information which a reasonable person would consider confidential or proprietary (including plans, designs, SOPs, specifications, technical analyses, data, drawings, pricing, raw material supply, and the like, whether tangible or intangible, written or oral).
(b)
Each of PROVIDER and CLIENT agree that it shall keep confidential the Confidential Information of the other party and, other than as expressly permitted by this Agreement, shall not disclose the Confidential Information of the other party to any Third Party and shall not use the Confidential Information of the other party for any purpose other than to perform its obligations under this Agreement, except however, either party may disclose the terms of this Agreement to a bona fide Third Party suitor in connection with the sale of a party’s business so long as the Third Party suitor is under confidentiality and non-use restrictions at least as strict as the ones herein. Also, CLIENT, as the recipient party, and its Affiliates and/or Business Partners shall have the right to use PROVIDER Confidential Information as necessary or useful to utilize the Services and otherwise exercise CLIENT’S rights under this Agreement. Further, each of PROVIDER and CLIENT shall limit disclosure of the Confidential Information of the other party to its Affiliates and those of its and their officers, directors, employees, consultants, advisors and agents (and in the case of disclosure by CLIENT to its Business Partners as well) (“Representatives”) who have a “need to know” said Confidential Information for the purposes of this Agreement and who are subject to binding confidentiality obligations restricting their use and disclosure of such Confidential Information consistent with the provisions of this Agreement. Each party shall be responsible and liable for any disclosure or use by its Representatives of the other party’s Confidential Information in a manner not consistent with the restrictions set forth herein.
7.2.
Exceptions. The foregoing confidentiality obligations shall not apply to Confidential Information to the extent the recipient party can establish by competent documentary proof that such Confidential Information:
(a)
Was already properly known to the recipient party at the time of disclosure;
(b)
Was generally available to the public or otherwise part of the public domain at the time of disclosure to the recipient party;
(c)
Became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through an act or omission of the recipient party or any of its Representatives;
(d)
Was properly disclosed to the recipient party by a third party who had no obligation to keep such information confidential to others; or
(e)
Was developed independently by, or on behalf of, recipient party without use of, reference to, or reliance on the other party’s Confidential Information.

Where the recipient party (or any of its Representatives) is required to disclose the other party’s Confidential Information pursuant to applicable Laws, including any court or administrative proceedings or the like, the recipient party shall immediately notify the other party in writing of such requirement so that the other party has a meaningful opportunity to seek an appropriate protective order to prevent to such disclosure, and if so requested the recipient party shall cooperate in such efforts. If, after providing such notice and assistance as required herein, the recipient party (or any of its Representatives) remains legally required to disclose any Confidential Information, the recipient party (and its Representatives) shall disclose no more than that portion of the Confidential Information which, on the advice of the recipient party’s legal counsel, the recipient party (or its Representatives) is legally required to disclose and, upon the other party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

7.3.
Publications. PROVIDER shall not publish any articles or papers nor make any presentations, nor assist any other person in publishing any articles or papers or in making any presentations, relating or referring to:
(a)
Any of the Projects or any results, data or insights therefrom;
(b)
Any of the Services performed by PROVIDER hereunder; or
(c)
Any data, information or materials obtained or generated in the performance of PROVIDER’S obligations hereunder,

in whole or in part, without the prior written consent of CLIENT, which consent may be granted or withheld in CLIENT’S sole discretion.

7.4.
Proprietary Rights.
(a)
Except as expressly set forth in this Agreement, each party owns, and shall continue to own its pre-existing intellectual property, without conferring any interests therein on the other party.
(b)
In performing the Project and/or in applying PROVIDER Technology to performance of the Services, including the Manufacture of the Deliverable, PROVIDER may develop ideas, know-how, inventions, techniques, improvements and other technology, whether or not patentable or copyrightable, and associated intellectual property that generally relate to the processes used by PROVIDER in its performance of the Project and/or in the conduct of PROVIDER’S business that are not CLIENT Inventions (collectively “PROVIDER Inventions”). All PROVIDER Inventions are and will remain the sole and exclusive property of PROVIDER and constitute Confidential Information of PROVIDER.
(c)
Notwithstanding the foregoing, PROVIDER agrees that all intellectual property of any kind, including any and all improvements, (i) which encompasses, incorporates, or utilizes CLIENT Technology, including Product, CLIENT Material, or CLIENT Confidential Information or (ii) that is a Deliverable (collectively, all the foregoing, “CLIENT Invention(s)”), are and will remain the sole and exclusive property of CLIENT and constitute Confidential Information of CLIENT. Without limiting the foregoing, CLIENT Inventions shall include all required (for the performance of the Services) scientific, technical and other information, data, know-how, trade secrets, inventions (whether or not patentable), processes, compositions of matter, materials, methods, techniques, documentation, hardware, software and technology, and any other intellectual property rights, whether or not protected or protectable under patent, trademark, copyright or similar law, developed in connection with this Agreement that relates to, encompasses, incorporates, or utilizes the Drug Substance, Drug Product, or Product or relates in any way to CLIENT Confidential Information or CLIENT Technology.
(d)
PROVIDER shall ensure that all of PROVIDER’S employees, agents and authorized subcontractors and any other person or entity for which PROVIDER is responsible are employed or engaged on terms consistent with this Section 7.4.
(e)
In furtherance of the foregoing, PROVIDER shall, upon request by CLIENT, promptly undertake and perform (and/or cause its Affiliates and its and their respective Representatives to promptly undertake and perform, as applicable) such further actions as are reasonably necessary for CLIENT, as between the parties, to perfect its right and title in any CLIENT Inventions (and all intellectual property rights associated therewith), including by causing the execution of any assignments or other legal documentation, and/or providing CLIENT or its patent counsel with reasonable access to any Representatives who may be inventors of such CLIENT Inventions (and any intellectual property rights associated therewith). CLIENT agrees to reimburse any and all reasonable, out-of-pocket expenses incurred by PROVIDER in performing its obligations under this paragraph; provided, however, any fees and expenses of outside counsel or consultants and any travel expenses shall require prior written approval by CLIENT prior to being so reimbursable.
7.5.
Application of Technology.
(a)
To the extent that any CLIENT Technology is necessary or useful in order to facilitate PROVIDER to perform the Services, CLIENT hereby grants to PROVIDER a limited, non-exclusive license in and to any such CLIENT Technology for the sole purpose of performing the Services. Except to the extent expressly set forth in this Agreement, this Agreement confers no license or intellectual property rights to or from either party.
(b)
PROVIDER hereby grants to CLIENT a non-exclusive, royalty-free, fully paid-up, perpetual, non-terminable, worldwide license, with the right to grant sublicenses (single tier, unless further sublicensing is consented to by PROVIDER, such consent not to be unreasonably withheld, conditioned or delayed), and otherwise transfer such license to practice (including the right to make derivative works and copies of) any and all PROVIDER intellectual property, including PROVIDER Inventions, utilized in connection with this Agreement to make, have made, use, offer for sale, sell, and import limited to only (i) Products (including any Drug Substance or Drug Product) and any other products that incorporate or utilize any Products, and/or (ii) otherwise utilize all Deliverables specific to only the development and manufacture of Product(s) and/or any other products that incorporate or utilize any Products (including development and manufacture by the CLIENT, its Affiliates or Third Parties).
7.6.
Equitable Relief. Each party hereby acknowledges and agrees that any actual or threatened breach of this Article 7 would cause irreparable harm to such other party for which remedies at law would not be adequate. Therefore, in the event of any such breach such other party shall be entitled to equitable relief, without having to post bond or other security or prove monetary damages, including an injunction, in addition to any and all other remedies available at law or in equity.
7.7.
Privacy and Protected Health Information. If applicable to the performance of the Services, or if CLIENT incidentally or inadvertently provides PROVIDER with certain CLIENT Confidential Information which may qualify as Protected Health Information or PHI (defined below), CLIENT shall immediately inform PROVIDER or PROVIDER shall immediately inform CLIENT, whichever the case may be. PROVIDER agrees that it does not have a need to access or view any PHI to provide the Services, and it will not attempt to obtain access to any such PHI. With respect to any PHI that it may incidentally or inadvertently encounter, view or access, PROVIDER agrees to (a) comply with all applicable Law, including the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic Clinical Health Act of 2009, and the EU Data Protection Law, as may be applicable, (b) keep the PHI confidential and not permit any Third Party access to such PHI, (c) implement and have in place appropriate measures to prevent misuse or unauthorized release of such PHI, (d) provide reasonable assistance to CLIENT as reasonably required by CLIENT, for CLIENT to address any PROVIDER unauthorized use or processing of PHI, and (e) process PHI only in accordance with CLIENT’S instructions and as mutually agreed between the parties. On the completion, expiration or termination of this Agreement, PROVIDER will, at CLIENT’S cost and expense, return any PHI to CLIENT save where such retention of PHI is required by PROVIDER to comply with its obligations under applicable Law or the Agreement or is incorporated in records PROVIDER maintains and associated with the Services (such as Batch Records) but in any event in accordance with applicable Law and time frames provided in patient informed consent forms which have been explicitly notified to PROVIDER. For the purposes of this Section 7.7, “Protected Health Information” or “PHI” has the meaning provided in the U.S. Code of Federal Laws at 45 CFR 160.103 and shall include similar terms as applicable under corresponding foreign laws, such as the EU Data Protection Law. “EU Data Protection Law” means (x), the EU General Data Protection Law ((EU) 2016/679)) of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”), and any equivalent or replacement law in any country that is a member of the European Union or of the European Economic Area and all and any regulations made under those acts or regulations; (y) the guidelines, recommendations, best practice opinions, directions, decisions, and codes of conduct issued, adopted or approved by the European Commission, the European Data Protection Board, and/or any supervisory authority or data protection authority from time to time in relation to the Directive or the GDPR; and (z) any judgments of any relevant court of law relating to the processing of personal data, data privacy, and data security.
7.8.
Trademarks and Trade Names. CLIENT and PROVIDER hereby acknowledge that neither party has, nor shall either party acquire by reason of this Agreement, any interest or rights of use in any of the other party’s trademarks, trade names, designs or logos unless otherwise expressly agreed in writing by the parties. Notwithstanding the foregoing, CLIENT shall have the right to use the PROVIDER’S trademarks, trade names, designs or logos, as may be required by applicable Laws (or as may otherwise be reasonably necessary) in connection with obtaining and maintaining Health Registrations for the Products or in connection with marketing and sale of Product (e.g., listing PROVIDER as the manufacturer of product on the packaging, if applicable).
7.9.
Non-Use. Under no circumstances will PROVIDER (or any of its Affiliates) use any CLIENT Manufacturing Know-How (or any other intellectual property rights of CLIENT or any of its Affiliates) or the Confidential Information of CLIENT or any of its Affiliates to manufacture, for itself or for any other person or entity other than for CLIENT and its Affiliates pursuant to this Agreement, any product at any time, or for any other purpose other than for the Manufacture of Product for CLIENT and its Affiliates hereunder, and such obligation not to use CLIENT Manufacturing Know-How, or such intellectual property rights and Confidential Information shall survive the expiration or termination of this Agreement.
Article 8
- REPRESENTATIONS, WARRANTIES AND COVENANTS.

PROVIDER represents, warrants and covenants to CLIENT as follows in Sections 8.1 through 8.10:

8.1.
Standard of Performance. PROVIDER will perform the Services required hereunder in full compliance with the terms of this Agreement (including the relevant Task Order and Quality Agreement), all applicable Batch Records, SOPs, and Laws, and in a competent manner in conformance with the standard of care usually and reasonably expected for the performance of such activities by experienced personnel.
8.2.
Laboratory Testing Non-Compliance - Limited Service Warranty. In the event that it is necessary to re-perform any laboratory testing related to a Project originally performed by PROVIDER hereunder due to PROVIDER’S determination that it had failed to comply with Section 8.1, then PROVIDER, shall re-perform such non-complying laboratory testing at its own costs.
8.3.
Nonconforming Product - Limited Service Warranty. Product shall:
(a)
conform to the applicable Certificate of [***], which includes the Technical Specifications,
(b)
have been Manufactured, stored, processed, shipped, disposed of or otherwise handled in accordance with applicable SOPs, Batch Records (including the Master Batch Record), the terms of this Agreement (including the Quality Agreement), cGMPs, and other applicable current Laws,
(c)
not be adulterated or misbranded under the FDC Act or other applicable Laws as a result of any act or omission of PROVIDER or any person or entity for which PROVIDER is responsible, and
(d)
not be an article which may not, under the provisions of the FDC Act or other applicable Laws, be introduced into interstate commerce as a result of any act or omission of PROVIDER or any person or entity for which PROVIDER is responsible.

If Product fails to comply with the foregoing warranty and such non-conformance is due to PROVIDER’S failure to comply with the terms of this Agreement including the terms in Section 8.1 (“Nonconforming Product”), PROVIDER will at no cost to CLIENT (excluding raw material costs, which shall be the financial responsibility of the CLIENT unless the breach of this warranty was due to the gross negligence or intentional misconduct of PROVIDER or any person or entity for which PROVIDER is responsible), and as soon as commercially reasonable, re-perform the contracted Services. In addition, PROVIDER will, at its sole cost and expense, destroy all Nonconforming Product and promptly provide a certificate of destruction to CLIENT unless otherwise directed by CLIENT. In the event the re-performance of the contracted Services results in Nonconforming Product under the requirements of this Section 8.3, Client agrees to consider in good faith, input from PROVIDER as to whether: (i) PROVIDER should attempt further re-performance of the Services, or (ii) PROVIDER to issue a refund (excluding raw material costs) for the portion of the Non-Conforming Product to CLIENT. In the event of a Nonconforming Product, PROVIDER shall conduct a Quality investigation as outlined in the Quality Agreement. If the result of Quality investigation determines that the Nonconforming Product was at no fault of PROVIDER, the CLIENT shall be responsible for full payment of the Services.

8.4.
Debarment Certification (Generic Drug Enforcement Act of 1992). Neither it, nor any of its employees, agents or subcontractors or any other person or entity for which PROVIDER is responsible who will participate in the performance of the Services or in any other work to be performed for or on behalf of CLIENT, have been, are currently, or are the subject of a proceeding that could lead to their or such employees or agents becoming, as applicable, a Debarred Entity, Debarred Individual, Excluded Entity, Excluded Individual, Convicted Entity, or Convicted Individual. PROVIDER further covenants, represents and warrants that if, during the term of this Agreement, it, or any of its employees, agents or subcontractors or any other person or entity for which PROVIDER is responsible participating in the performance of a Project, become or are the subject of a proceeding that could lead that party, employee or agent becoming, as applicable, a Debarred Entity, Debarred Individual, Excluded Entity, Excluded Individual, Convicted Entity or Convicted Individual, then it shall immediately notify CLIENT, and CLIENT shall have the right to immediately terminate this Agreement.
8.5.
Training, Licenses and Appraisals. PROVIDER’S applicable personnel have all training, licenses, approvals, certifications, immunizations, equipment and information necessary for safely and properly performing the Services. PROVIDER will ensure that all such training, licenses, approvals, certifications, immunizations, equipment and information are properly maintained throughout the term hereof.
8.6.
No Conflicting Obligations. PROVIDER is not nor shall be subject to any conflicting obligation or legal impediment that might preclude or interfere with its performance of its obligations under this Agreement, or that might impair the acceptance of the resulting Deliverable and/or data by the Agency or other regulatory authorities, and that no such obligations will be incurred or permitted in the future without the prior written approval of CLIENT. PROVIDER is duly organized and validly existing under the laws of the country or state of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. PROVIDER is duly authorized to execute and deliver this Agreement and to perform its obligations under this Agreement. The individual executing this Agreement on PROVIDER’S behalf has been duly authorized to do so by all requisite corporate action. This Agreement is a legal and valid obligation binding upon PROVIDER and enforceable in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights and to general principles of equity.

8.7.
Accurate Information. Consistent with prevailing industry practices, all data, reports, forms or any other records generated pursuant to a Project by PROVIDER, its agents, employees, subcontractors shall be true and accurate and shall contain no false or misleading information.
8.8.
Good Title. CLIENT will have good and marketable title, free and clear of any liability, pledge, lien, restriction, claim, charge, security interest and/or other encumbrance, to all Product and other Deliverables delivered hereunder.
8.9.
Permits. PROVIDER has obtained, and will maintain, all Permits necessary for the operation of the Facility and supply of Products and other Deliverables.
8.10.
Intellectual Property. To PROVIDER’S best knowledge, PROVIDER owns or has the right to use all intellectual property rights necessary or useful to Manufacture Products as contemplated by this Agreement, and to otherwise carry out its activities hereunder, and such intellectual property rights do not infringe or misappropriate the intellectual property rights of any Third Party and it is not aware of any infringement or misappropriation of its intellectual property rights by any Third Party.
8.11.
CLIENT Representations and Warranties. CLIENT represents and warrants that: (a) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which CLIENT is a party or CLIENT’S constituent documents; (b) CLIENT is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement; (c) the performance of any other business or activity engaged in by CLIENT will not interfere in any material respect with CLIENT’S performance under this Agreement; (d) to CLIENT’S knowledge, the CLIENT Materials and CLIENT Technology when used in compliance with this Agreement do not and will not violate any third party’s intellectual property rights, and CLIENT has the right to provide such CLIENT Materials and CLIENT Technology to PROVIDER for the purposes of this Agreement; and (e) to CLIENT’S knowledge, the CLIENT Equipment, when provided to PROVIDER, is in good working condition has been properly maintained and stored in good condition and repair, has no known defects or damage, and is fit for the purposes for which it is being provided.
8.12.
Failure to Meet Milestone, Remedy. During Process Development and non-cGMP Manufacture, if PROVIDER fails to achieve any milestone and such failure was not the result of either (a) CLIENT’S acts or omissions other than those to enforce its rights under this Agreement, or (b) Force Majeure Events or (c) other factors that are outside of PROVIDER’S reasonable control then PROVIDER will re-perform the relevant activities, at PROVIDER’S expense, in order to attempt to meet the applicable milestone. If after such re-performance PROVIDER is unable again to meet the applicable milestone and such failure was again not the result of any factor that falls within clauses of this Section 8.12, then, subject to Section 10.8, either party may elect to terminate the applicable Task Order upon [***] prior written notice to the other party. Notwithstanding anything to the contrary in this Agreement, as long as PROVIDER has not breached its obligations under this Agreement, including the obligation to exercise commercially reasonable efforts to achieve a Process Development or non-cGMP Manufacture milestone, failure to achieve such milestone, either initially or on a second attempt as provided in this Section, will not be deemed a breach of this Agreement including, but not limited to, any warranty herein.
Article 9
- INDEMNIFICATION AND INSURANCE
9.1.
Indemnification by PROVIDER. PROVIDER shall defend, indemnify, and hold harmless CLIENT, its Affiliates, and its and their respective officers, employees, directors, agents, subcontractors, advisors, agents and consultants, from and against any and all claims, actions, liabilities, losses, demands, damages, fines, penalties, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) related to or resulting from any claim, action, demand, or proceeding asserted or brought by a third party (a “Third Party Claim”) arising out of or in connection with:

(a)
[***]

except that PROVIDER shall have no obligation under the forgoing to the extent the Losses or Third Party Claims are due to CLIENT’S negligence or willful misconduct (or that of any of its Representatives or any other person or entity for CLIENT is responsible), or any CLIENT breach of any representation, covenant or warranty, of this Agreement.

9.2.
Indemnification by CLIENT. CLIENT shall indemnify, defend and hold harmless PROVIDER, its Affiliates and its or their directors, officers and employees from and against all Losses arising from any Third Party Claim to which PROVIDER is or may become subject to the extent caused by:
(a)
[***]
(b)
[***]
(c)
[***]
(d)
[***]
(e)
[***]
(f)
[***]
(g)
[***]

except that CLIENT shall have no obligation under the forgoing to the extent the Losses or Third Party Claims fall under, or are covered by, PROVIDER’S defense and indemnification obligations under Section 9.1 above.

9.3.
Indemnification Procedure.
(a)
If any Third Party Claim is brought against a party entitled to indemnification under this Section 9 (each, an “Indemnified Party”), such Indemnified Party or Parties shall promptly notify the party obligated to provide indemnification (an “Indemnifying Party”) in writing of the institution of such Third Party Claim.
(b)
Promptly upon receipt of notice, the Indemnifying Party shall promptly assume the defense of such Third Party Claim including the employment of counsel reasonably satisfactory to such Indemnified Party or Parties, and payment of expenses. An Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties, unless:
(i)
the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action; or
(ii)
the named parties to such action include both the Indemnified Party or Parties and the Indemnifying Party and such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from, or in addition to, those available to the Indemnifying Party.

In either of the foregoing events in clauses (i) or (ii), such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Notwithstanding anything to the contrary set forth herein, under no circumstances shall the Indemnifying Party be obligated to assume responsibility for the expenses for more than one counsel for all the Indemnified Parties.

(c)
Notwithstanding anything contained in this Section 9 to the contrary, the Indemnifying Party shall not be liable for any settlement of any such Third Party Claim effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to settle or compromise any Third Party Claim, or permit a default or consent to the entry of judgment in, or otherwise seek to terminate, any pending or threatened Third Party Claim, in respect of which indemnity may be sought hereunder (whether or not any Indemnified Party is a party thereto), provided such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Party from all liability in respect of such Third Party Claim. In the event such an unconditional release is not obtainable for each Indemnified Party, then the Indemnifying Party must obtain the prior written consent of any Indemnified Party not so released before the Indemnifying Party may enter into such settlement, compromise, consent or termination.
9.4.
Consequential Damages - Limited Liability, Limited Warranty, Limitation on Damages.
(a)
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.
(b)
NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, INCLUDING THE QUALITY AGREEMENT, OR IN ANY TASK ORDER, TO THE CONTRARY, EXCEPT AS SET FORTH BELOW: (I) NEITHER PARTY SHALL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR ANY OTHER INDIRECT DAMAGE OR LOSS (INCLUDING LOST PROFITS) SUSTAINED BY THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE UNDERLYING DELIVERABLE(S), REGARDLESS OF ANY NOTICE OF SUCH DAMAGES; AND (II) UNDER NO CIRCUMSTANCES SHALL PROVIDER’S AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH A DELIVERABLE UNDER THIS AGREEMENT EXCEED [***] THE AMOUNT ACTUALLY RECEIVED OR TO BE RECEIVED BY PROVIDER FROM CLIENT UNDER THE APPLICABLE TASK ORDER FOR SUCH DELIVERABLE. ALL CLAIMS RELATING TO A SPECIFIC DELIVERABLE MUST BE BROUGHT WITHIN [***] OF DELIVERY TO CLIENT (OR ITS DESIGNEE) OF THE APPLICABLE DELIVERABLE, REGARDLESS OF THEIR NATURE. IN NO EVENT SHALL PROVIDER BE LIABLE FOR ANY LOSS OR DAMAGE TO CLIENT’S IN-PROCESS COMMERCIAL PRODUCTS (NONE OF WHICH SHALL BE MANUFACTURED UNDER THIS AGREEMENT).
(c)
NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE DAM A GES TH A T CLIENT MA Y PURSUE AND RECOVER (I) WITH RESPECT TO A BREACH BY PROVIDER OF ITS OBLIGATIONS UNDER ARTICLE 7, (II) IN CONNECTION WITH

PROVIDER’S DEFENSE AND INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.1(b) OR (c), FOR WHICH SUCH PROVIDER’S INDEMNIFICATION LIABILITY FOR A CLAIM SHALL BE LIMITED TO [***] THE TOTAL AMOUNTS ACTUALLY RECEIVED BY PROVIDER FROM CLIENT UNDER THE APPLICABLE TASK ORDER, OR (III) IN THE CASE OF GROSS NEGLIGENCE, RECKLESSNESS, OR WILLFUL MISCONDUCT.
9.5.
Insurance.
(a)
Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the term of this Agreement and for [***] after the expiration or termination of this Agreement, CLIENT shall obtain and maintain with financially sound carriers commercial general liability and product liability insurance with limits of not less than $[***] per occurrence for general liability and product liability. With respect to all insurance coverage required under this Section 9.5(a), (i) CLIENT shall, promptly upon PROVIDER’S request, furnish PROVIDER with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least [***] prior written notice of cancellation. PROVIDER shall be named as an additional insured under the policies of insurance required by this Section.
(b)
Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the term of this Agreement and for [***] after the expiration or termination of this Agreement, PROVIDER shall obtain and maintain with financially sound carriers commercial general liability and product liability insurance with limits of not less than $[***] per occurrence for general liability and product liability. With respect to all insurance coverage required under this Section, PROVIDER shall, (i) promptly upon CLIENT’S request, furnish CLIENT with certificates of insurance evidencing such insurance (or other similar evidence if self-insured) and (ii) all policies shall include provisions for at least [***] prior written notice of cancellation.
(c)
Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US generally accepted accounting principles (consistently applied) (“GAAP”) net worth is greater than $[***] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) as determined by GAAP is greater than $[***].
Article 10
- TERM, TERMINATION AND POSTPONEMENT, CANCELLATION, LIQUIDATED DAMAGES
10.1.
Term. This Agreement shall begin on the Effective Date and shall remain in full force and effect for [***] or until terminated as provided herein.
10.2.
Termination of Agreement. Subject to any and all applicable cancellation, delay, penalty fees and non-refundable deposits or fees, and Sections 10.6 and 10.7, this Agreement may be terminated:
(a)
by (i) PROVIDER for convenience and without cause upon [***] prior written notice to the CLIENT and (ii) CLIENT for convenience and without cause upon [***] prior written notice to the PROVIDER;
(b)
immediately by CLIENT or PROVIDER upon the material breach of this Agreement by the other party and the failure of such other party to cure such breach within [***] of receipt of the non-breaching party’s written notice of such breach, or immediately by either party by written notice to the other party if the other party abandons its operations, becomes insolvent, becomes the subject of voluntary or involuntary bankruptcy, arrangement, composition or other like proceeding, which is not dismissed within [***] of commencement thereof, makes an assignment for the benefit of its creditors, or consents to the appointment of a trustee, receiver or other fiduciary for all or a substantial part of its assets; or
(c)
provided that, unless otherwise provided in such notice and permitted under this Agreement, termination of the Agreement shall not result in termination of any already commenced and uncompleted Task Orders, which shall continue under all terms of this Agreement until completion or termination under Section 10.3 or 10.2(b).
10.3.
Termination of Task Orders by CLIENT. Subject to Sections 10.6 and 10.7, CLIENT may terminate without cause any one or more of the Task Orders at any time by giving [***] written notice to PROVIDER. CLIENT’S termination of any Task Order will not result in the termination of this Agreement unless so stated in CLIENT’S written notice of termination to PROVIDER of its decision to terminate or suspend such Task Order. CLIENT’S termination of Task Order, unless due to Provider’s breach of this Agreement, has no effect on the non-refundable deposit (if any) which shall be wholly retained by PROVIDER unless the applicable Task Order expressly states otherwise and shall be applied to any applicable amounts payable under Sections 10.3 or 10.6. Further, CLIENT may terminate one or more of the Task Orders at any time upon [***] prior written notice to PROVIDER: (i) following material breach of this Agreement, including material breach of one or more Task Orders, by PROVIDER for the [***], regardless of whether or not PROVIDER has cured such breaches or (ii) PROVIDER is subject to any Agency warning letter or sanction.

If CLIENT terminates a Task Order for convenience under Section 10.3 without terminating this Agreement:

(a)
except as provided for below in Section 10.3(d), CLIENT shall pay PROVIDER the following cancellation or termination fee based on the timing of the cancellation or termination relative to the Projects described in the Task Order (as a percentage of the fees for the performance of Services) that is canceled or terminated as follows (Table 10.3).

Table 10.3: Notification of Cancellation or Termination and Percentage of Fees Owed

Written Notification of Cancellation or Termination to PROVIDER	Percentage of Total Remaining Balance of Fees for applicable services/Batches owed on Task Order
[***]or Less or Run in Process	[***]

(b)
subject to Sections 10.4, 10.5, 10.6 and 10.7 below, the parties shall have no further obligations to one another hereunder with respect to such Task Order except for obligations under provisions that survive termination of this Agreement in its entirety;
(c)
this Agreement shall remain in full force and effect with respect to all other Task Orders; and
(d)
in the event CLIENT terminates a Task Order for convenience under Section 10.3, both parties shall use good faith efforts to reschedule such Project subject to slot availability. PROVIDER shall use commercially reasonable efforts to mitigate the cancellation or termination and fill any available capacity resulting from CLIENT’S cancellation or termination. If PROVIDER is able to fill the capacity, PROVIDER shall waive or reduce CLIENT’S cancellation or termination fees as set forth above to reflect the revenue to be paid by such replacement work. CLIENT shall pay a pro-rated cancellation or termination fee in the event PROVIDER is able to partially fill the available capacity due to CLIENT’S cancellation or termination.
10.4.
Procedures on Termination. Upon termination of this Agreement or a Task Order:
(a)
PROVIDER shall fully cooperate with CLIENT requests to provide for an orderly wind down of the Services provided therefor, and, if CLIENT elects to continue any of the Projects in the event of a termination of this Agreement, an orderly transfer of PROVIDER’s responsibilities with respect to such Projects to CLIENT or its designee;
(b)
PROVIDER shall, as directed by CLIENT:
(i)
deliver all Project Records to the location designated by CLIENT; or
(ii)
retain all Project Records in accordance with Section 3.3 herein; or
(iii)
dispose of all Project Records in accordance with all applicable Laws unless PROVIDER is otherwise required to retain copies of such materials, information, databases and records, accounts, notes, reports or data under applicable law or Laws (in which case, PROVIDER shall retain one copy of all such materials, information, databases and records, accounts, notes, reports and data for the time required by applicable Laws and such items shall continue to be subject to the provisions of Article 7).

For avoidance of doubt, PROVIDER agrees to conduct the activities required hereunder at the time and in the manner requested by CLIENT. All costs of delivering items to CLIENT pursuant to this Section, including shipping costs, or of disposing or retaining the same shall be borne by CLIENT. In no event will PROVIDER dispose of any Project Records without first giving CLIENT [***] prior written notice of its intent to do so and complying with any directions or written requests provided by CLIENT during such notice period.

10.5.
Effect of Termination of Task Orders or Agreement.
(a)
The termination of any Task Order shall have no effect on the continued existence and enforceability of this Agreement. The termination of this Agreement shall mean that any and all pending Task Orders that have not been executed by the parties shall not go into effect. Except as expressly set forth in this Agreement, termination of this Agreement or a Task Order shall not relieve CLIENT from (i) any and all applicable cancellation, delay, penalty fees and non-refundable deposits or fees, (ii) other damages (including liquidated damages), if any, (iii) any accrued but unpaid obligations for Services properly performed, and (iv) expenses properly incurred by PROVIDER prior to such termination date that are reimbursable by the CLIENT under this Agreement or for reasonable, non-cancelable expenses properly incurred by PROVIDER consistent with the terms of the Task Order and in accordance with this Agreement prior to the date of notice of termination (including any non-cancelable expenses so incurred but payable after the effective date of termination) which would otherwise have been payable by CLIENT under the terms of this Agreement. PROVIDER shall use its commercially reasonable efforts to mitigate and minimize the amount of non-cancelable obligations which could be payable by CLIENT following termination and in no event shall the amount payable by CLIENT in the event of early termination exceed what would have been payable had there not been early termination.
(b)
Upon expiration or termination of this Agreement in its entirety or with respect to one or more individual Task Orders, as the case may, PROVIDER shall provide reasonable assistance and support to CLIENT in connection with any transfer of the Manufacturing process to another facility, including a Third Party facility, and such Services shall be described in an applicable Task Order. CLIENT and PROVIDER shall enter into a Task Order to facilitate such transfer in customary and mutually agreeable form, with PROVIDER providing no more than [***] to support said transfer activities for no more than [***] of time and no more than $[***] (USD). Pursuant to written request from CLIENT to PROVIDER, PROVIDER shall transfer to CLIENT and/or its designee any and all CLIENT intellectual property in PROVIDER’S possession and shall provide to CLIENT and/or its designee PROVIDER intellectual property, so as to permit CLIENT and/or its designee(s) to produce/Manufacture Products with such technical assistance being provided as set forth above and in accordance with a plan provided to PROVIDER by CLIENT.
10.6.
Delay Policy; Fees.

In the event of a delay is requested by or caused by CLIENT, and that Client cause is (a) not due to a breach of this Agreement by PROVIDER , (b) outside of Provider’s reasonable control, or (c) due to a Force Majeure Event, CLIENT shall pay the amounts set forth below in this Section 10.6 (which, for clarity, shall cover, without limitation, all amounts otherwise due for: CLIENT Materials, use of single sourced materials, or CLIENT-designated product-specific materials, CLIENT shall pay to PROVIDER costs for all non-cancelable work and unearned payments for the duration of the term for the delay, including expired materials, labor and suite fee charges that cannot be reallocated, all work in progress including third party services that through the term of the delay).

PROVIDER and CLIENT will work in good faith to limit the costs associated with the delay. PROVIDER maintains the rights to stop all work in progress and allocate resources to limit additional costs incurred. Such delays may be withdrawn by written notice to PROVIDER, specifying a mutually agreed upon date for return to service by both parties.

The below Table 10.6 - Notification of Delays and Percentage of Fees Owed, are the obligation of CLIENT. The policy and fees are effective as of Project initiation date(s) described in the mutually- agreed to in the signed Task Order. Percentages are applied to the total cost of fees for the individual Project that is delayed. In the event of a delay, both parties shall use good faith efforts to reschedule such Project.

Table 10.6 - Notification of Delay Fees Owed

Written Notification of Delay Requested or Caused by CLIENT to PROVIDER	Delays Percentage of Total Remaining Balance of Fees for applicable services/Batches owed on Task Order
[***]	[***]

1. Any request by the CLIENT to hold materials in-process at a specific stage within the Manufacturing process, which is before a billable event, will result in a pro-rata invoice from PROVIDER to CLIENT.

2. In the event of a CLIENT-caused or requested delay, both parties shall use good faith efforts to reschedule such Project subject to slot availability. PROVIDER shall use commercially reasonable efforts to mitigate the delay and fill any available capacity resulting from CLIENT’S delay. If PROVIDER is able to fill the capacity, PROVIDER shall waive or reduce CLIENT’S Delay Fees as set forth above to reflect the revenue to be paid by such replacement work. CLIENT shall pay a pro-rated Delay Fee in the event PROVIDER is able to partially fill the available capacity due to CLIENT’S delay.

3. In the event of a PROVIDER-caused delay, PROVIDER shall use good faith efforts to reschedule such Project to the next available slot subject to slot availability within the Facility.

10.7.
Liquidated Damages. CLIENT acknowledges that the actual damages likely to result from breach of Sections 10.3 and 10.6 are difficult to estimate on the date of this Agreement and will likely cause PROVIDER to incur economic damages and other losses of types and amounts that would be difficult for PROVIDER to prove. The parties intend that CLIENT’S forfeit of the non-refundable deposit and/or payment of any delay, suspension, cancellation or termination fee, whichever the case may be individually or collectively, is fair and reasonable compensation and payment as liquidated damages and would serve to compensate PROVIDER for any delay, suspension, cancellation or termination by CLIENT under Sections 10.3 or 10.6, and they do not intend for it to serve as punishment for any such delay, suspension, cancellation or termination by CLIENT.
10.8.
Termination for Technical Problems. If during the performance of Services under a Task Order in accordance with the terms of this Agreement, either party identifies in good faith an unforeseeable technical problem not caused by the act or omission of the PROVIDER (or any person or entity for which the PROVIDER is responsible) that prevents PROVIDER from achieving a milestone or the Specifications identified in that Task Order, then the following procedures will apply:
(a)
PROVIDER may request reasonable further technical assistance from CLIENT and CLIENT will use commercially reasonable efforts to provide such technical assistance.
(b)
The parties will discuss and consult with each other regarding the technical problem, and will use commercially reasonable efforts to resolve the problem.
(c)
The additional cost of resolving the problem, to the extent approved by the Client in writing, shall be described in a relevant Task Order and will be borne by CLIENT except to the extent that the problem has occurred through fault of PROVIDER (or its employees, subcontractors, or any other person or entity for which it is responsible).

If the parties are unable to resolve the problem to the satisfaction of both parties within [***] from identification thereof, unless the parties are progressing to a mutually agreeable resolution of the problem, then either party may terminate the affected Task Order upon [***] prior written notice to the other party; provided that Client may not terminate under this Section if the problem is due to Client’s acts or omissions.

10.9.
Return of CLIENT Supplied Materials and other Information. Upon termination or expiration of this Agreement (or upon termination of a given Task Order, as applicable) for any reason, or at any time during the term of this Agreement, in each case upon CLIENT’S written request and so long as CLIENT has paid all undisputed outstanding amounts due to PROVIDER at that time, PROVIDER shall promptly deliver to CLIENT: (a) all CLIENT Equipment, unused Drug Substance and/or Drug Product and other CLIENT Materials in PROVIDER’S (or any of its Affiliates’ or its or their respective subcontractors’) possession or control; (b) all documentation and all copies thereof in whatever form or medium in PROVIDER’S (or any of its Affiliates’ or its or their respective subcontractors’) possession or control relating to Technical Specifications, CMCs, or CLIENT Manufacturing Know-How; and (c) all other Confidential Information of CLIENT and any and all other documents and materials (and all copies thereof) in PROVIDER’S (or any of its Affiliates’ or its or their respective subcontractors’) possession or control relating to Product and/or containing any Confidential Information of CLIENT other than any CLIENT Confidential Information which the PROVIDER must retain for such period of time as required by applicable Law; provided, however, that the provisions of this Agreement relating to such CLIENT Confidential Information shall apply to such Confidential Information for so long as it is so retained notwithstanding the expiration or termination of this Agreement. Notwithstanding the foregoing, to the extent that only a given Task Order is terminated, then the foregoing provisions shall only apply to the terminated Task Order(s) and the Product(s) thereunder.
Article 11
- MISCELLANEOUS
11.1.
Subcontracting.
(a)
If consented to in writing by CLIENT or the applicable CLIENT Affiliate, an Affiliate of PROVIDER may directly Manufacture a given Product hereunder for CLIENT (or its Affiliate, as applicable) by such Affiliate entering into a Task Order for such Product. Each such Affiliate of PROVIDER that enters into a Task Order shall be bound by the terms of this Agreement with respect to the Product which is the subject of the applicable Task Order executed by such Affiliate and shall have all of the rights and obligations of PROVIDER under this Agreement with respect to such Product. The execution of a Task Order hereunder by such Affiliate shall be evidence of its consent to be so bound. Notwithstanding the foregoing, PROVIDER shall remain fully responsible and liable for all obligations hereunder and assumes full vicarious liability for any Affiliate performing under any given Task Order.
(b)
PROVIDER may not subcontract the performance of any of the Services to non-Affiliate Third Parties without CLIENT’S prior written consent. PROVIDER shall at all times remain primarily liable for the full and proper performance of all of its obligations under this Agreement and shall be solely responsible for the oversight of all permitted subcontractors. If the Services require PROVIDER to pay any permitted Third Parties and that applicable Task Order specifically provides that CLIENT will provide the funding for such Third Parties, PROVIDER agrees that it shall disburse promptly funds received from CLIENT to the appropriate third parties.
(c)
Notwithstanding Section 11.1(b) above, PROVIDER shall be responsible for ensuring that its contracts with approved subcontractors are consistent with the terms of this Agreement and the respective Task Order and shall permit CLIENT to audit such subcontractor as provided herein. CLIENT’S consent to the use of any subcontractor shall not be deemed to relieve PROVIDER of any of its obligations hereunder, and PROVIDER shall at all times remain primarily liable for performance of all such obligations.
11.2.
Non-Solicitation. During the period during which this Agreement is in effect, and for [***] thereafter, neither party shall recruit or solicit, directly or through a third party, any employee of the other party materially involved in the performance of this Agreement (“Covered Employees”) without the prior written consent of the other party. The foregoing shall not prohibit general solicitations, such as ads placed in newspapers or trade journals, use of internet job boards or social media sites, engagement of professional recruiters or participation in job fairs, not specifically directed at the Covered Employees.
11.3.
Publicity. Except to comply with applicable Laws, neither party hereto shall use the name of the other party or its employees or trademarks in any press release, publicity, advertising, or other disclosure without prior written consent of the other party hereto.
11.4.
Independent Contractors. For purposes of this Agreement, the parties agree that they are and will be acting solely as independent contractors and nothing contained in this Agreement is intended or shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures, nor to give either party the authority to legally bind the other party, and neither party shall hold itself out as having such authority.
11.5.
Amendments. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by both authorized representatives of the parties hereto.
11.6.
Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld, except that a party may assign, in whole or in part, without such consent any of its rights or obligations under this Agreement (i) to any Affiliate of such party, provided that any such assignment to an Affiliate shall not relieve PROVIDER as the primary obligor hereunder, or (ii) to a successor in interest in connection with the merger, consolidation, or sale of the stock or substantially all of the assets of the party’s business responsible for the performance of this Agreement, provided that neither party shall have the right to assign or transfer this Agreement to a competitor of the other party. Further, without PROVIDER’S consent, CLIENT may assign this Agreement, on a Product-by-Product basis, in connection with any divestiture or out-licensing of a Product. Any other attempted assignment in violation of this Section 11.6 shall be void. This Agreement shall inure to the benefit of and be binding on CLIENT, PROVIDER and their respective permitted successors and assigns.
11.7.
Entire Agreement. This Agreement (which includes the Exhibits hereto, the Quality Agreement, and executed Task Orders hereto) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and it supersedes all prior oral and written agreements, commitments or understandings with respect to the matters provided for herein, including (a) any prior confidentiality agreement, memorandum of understanding, letter of intent or letter of agreement, except that any Confidential Information related in any way to this Agreement disclosed under any prior confidentiality agreement, etc. shall be deemed disclosed under this Agreement and subject to the terms herein, and (b) the MGA, provided that the MGA shall be deemed to be a Task Order under and subject to the terms of this Master Production Services Agreement. In the event of any conflict between the other terms of this Agreement and any Task Order or Schedule or Exhibit hereto, the other terms of this Agreement shall govern unless otherwise specifically set forth in a Task Order; provided that in the event of any conflict between the terms of this Agreement and the MGA, the terms of this Agreement shall govern and control. In accordance with Section 2.1a, in the event of any discrepancy or inconsistency between the tasks listed in such Quality Agreement and the other terms of this Agreement, the terms of Quality Agreement will govern with respect to quality matters and other similar matters, and the other terms of this Agreement shall govern with respect to all other matters.
11.8.
Governing Law.

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts, USA, excluding any choice of law rules that would otherwise apply the law of any other jurisdiction. Any and all disputes arising under this Agreement shall be exclusively adjudicated in a state or Federal court of competent jurisdiction located in Boston, Massachusetts, USA (and the appropriate appellate courts therefrom), and each party irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding and irrevocably waives any objection based on inconvenient forum or lack of personal jurisdiction.

11.9.
Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement (collectively, “Notices”) shall be in writing and, except where this Agreement elsewhere expressly permits e-mail notices, shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, hand-delivered (including delivery by courier), or sent by recognized express courier (such as FedEx, UPS, DHL) as follows:

If to CLIENT

Candel Therapeutics, Inc.
117 Kendrick St., Suite 450
Needham, MA 02494
Attention: Chief Development and Technical Officer

If to PROVIDER

SAFC Carlsbad, Inc.
6211 El Camino Real
Carlsbad, CA 92009
Attention: Site Director

With a copy to:

EMD Millipore Corporation
400 Summit Drive
Burlington, MA 01830 USA
Attn: General Counsel

Either party may designate by notice in writing a new address or contact person by notice given in accordance with this Section 11.9. Each Notice shall be deemed received at such time as it is delivered to the addressee (with the delivery receipt being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.10.
Severability. If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. The parties shall negotiate a substitute provision that, to the greatest extent possible, accomplishes the original business purpose.
11.11.
Survival. Neither expiration nor termination of this Agreement shall terminate those obligations and rights of the parties pursuant to this Agreement which by their nature or terms are intended to survive and such provisions shall survive the expiration or termination of this Agreement. Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive any expiration or termination hereof: Articles 3, 5, 7, 8, 9, and 11, Sections 2.1, 2.2, 2.3, 2.7, 4.1, 4.4, 4.5, 4.6, 10.3, 10.4, 10.5, 10.6, and 10.8, and all definitions herein required to interpret the foregoing.
11.12.
Waiver. Neither the waiver by a party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No waiver by a party hereto of, or consent by a party hereto to, a variation from any provision of this Agreement shall be effective unless made in a written instrument duly executed on behalf of such party.
11.13.
Force Majeure. Neither party will be in default of any obligation under this Agreement (other than obligations to pay money unless transmission of funds is delayed or prevented) to the extent performance is prevented or delayed by a Force Majeure Event. A “Force Majeure Event” shall include any occurrence beyond the reasonable control of a party that is not the results of its fault or negligence or failure to have put reasonable contingency plans in place, including: act of nature (e.g., flood, earthquake or storm); war or terrorism; civil commotion or riot; epidemic or pandemic (e.g., COVID-19); destruction of facilities or materials; biological contamination in a facility; fire or explosion; labor disturbance or strike; laws, regulations, directives or orders of any government, regulatory or judicial authority; embargo, shortage of raw materials or labor; equipment failure; or failure of public utilities or common carriers. The party declaring a Force Majeure Event will promptly notify the other party in writing, explaining the nature thereof, and will also notify the other party of the cessation of any such event. A party declaring a Force Majeure Event will use commercially reasonable efforts to remedy, remove, or mitigate such event and the effects thereof. Upon cessation of the Force Majeure Event, performance of any suspended obligation or duty will promptly recommence. The party not claiming a Force Majeure event shall have the right to terminate this Agreement with written notice effective upon receipt if the Force Majeure event continues to prevent performance by the other party for a period of more than [***]. Notwithstanding the foregoing, in no event shall a Force Majeure event excuse a party from its obligations under Section 9.1 or Section 9.2, as applicable, or excuse PROVIDER from its obligations under Section 4.8.
11.14.
Headings. The headings of this Agreement are for ease of reference only and shall not limit or otherwise affect the meaning of the terms and conditions of this Agreement.
11.15.
Compliance with Anti-Corruption Laws. In performing the Services for CLIENT, PROVIDER and its employees and agents (i) shall not offer to make, make, promise, authorize or accept any payment or giving anything of value, including but not limited to bribes, either directly or indirectly to any public official, regulatory authority or anyone else for the purpose of influencing, inducing or rewarding any act, omission or decision in order to secure an improper advantage, or obtain or retain business and (ii) shall comply with all applicable anti-corruption and anti-bribery laws and regulations. PROVIDER and its employees and agents shall not make any payment or provide any gift to a third party in connection with PROVIDER’s performance of this Agreement except as may be expressly permitted in this Agreement or a Task Order without first identifying the intended third-party recipient to CLIENT and obtaining CLIENT’S prior written approval. PROVIDER shall notify CLIENT immediately upon becoming aware of any breach of PROVIDER’S obligations under this Section. PROVIDER shall require each employee and agent of PROVIDER who will perform Services pursuant to the Agreement to participate in any anti-corruption training reasonably required by CLIENT.
11.16.
Equal Opportunity and Compliance with Employment Laws. If applicable to PROVIDER’S Services hereunder, PROVIDER warrants that in providing the goods and/or Services specified herein, PROVIDER will comply with the following laws, executive order, and the regulations promulgated thereunder, as the same may be amended, when applicable: (a) the Vietnam Era Veterans Readjustment Assistance Act of 1974, (b) Executive Order 11246, and (c) the Rehabilitation Act of 1973. Any clause required to be set forth in a document of this type by such laws, administrative regulations or executive orders shall be deemed to be incorporated herein by this reference. PROVIDER shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, or covered veteran status.
11.17.
Counterparts. This Agreement, including any Task Order and the Quality Agreement, may be executed (including by use of industry standard signature software, such as DocuSign®) in one or more counterparts by authorized signatories of each party, each of which counterpart when executed and delivered by facsimile, electronic transmission (such as email of a .pdf), mail or courier service will be an original and all of which shall constitute one and the same Agreement.

11.18.
Subject to its compliance with its obligations hereunder, including Section 2.6(b) and Article 7 of this Agreement, nothing in this Agreement shall be construed as restricting PROVIDER’S right to perform similar or same projects for any third party as the projects contemplated by this Agreement.
11.19.
Interpretation. In this Agreement, unless otherwise specified: (a) “includes” and “including” and words of similar import shall mean includes and including without limitation; (b) words denoting any gender shall include all genders; (c) words denoting the singular shall include the plural and vice versa; (d) the Exhibit, Schedule and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibit, Schedule and attachments; (e) references to “Articles”, “Sections” and “subsections” in this Agreement shall be to Articles, Sections and subsections respectively, of this Agreement unless otherwise specifically provided; and (f) references to any Articles or Sections include Sections and subsections that are part of the referenced Article or Section (e.g., a section numbered “Section 2.2(a)” would be part of “Section 2.2”, and references to “ARTICLE 2” or “Section 2.2” would refer to material contained in the subsection described as “Section 2.2(a)”).

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, to be binding and effective as of the Effective Date.

CANDEL THERAPEUTICS, INC.	SAFC CARLSBAD, INC.
By: /s/ Seshu Tyagarajan	By: /s/ Nina Bauer
Name: Seshu Tyagarajan	Name: Nina Bauer
Title: Chief Technical and Development Officer	Title: Global Head of Commercial BioVV Millipore CTDMO Services
Date: Nov 10, 2022	Date: 11/18/2022

SCHEDULES AND EXHIBITS

Exhibit A Form of Task Order

Exhibit A

Form of Task Order

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